Exhibit 99.3
GoIndustry DoveBid plc
Comparative Consolidated Financial Statements and Independent Auditor’s Report
Year ended December 31, 2009 and 2008
Comparative Consolidated Financial Statements and Independent Auditor’s Report
Years ended December 31, 2008 and 2007

Independent auditor’s report to the members of GoIndustry-DoveBid plc
We have audited the group and parent company financial statements (“the financial statements”) on pages 11 to 52. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the parent company financial statements, as applied in accordance with the provisions of the Companies Act 2006.
This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.
Respective responsibilities of directors and auditors
As more fully explained in the Directors’ Responsibilities Statement set out on page 9, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.
Scope of the audit of the financial statements
A description of the scope of an audit of financial statements is provided on the APB’s website at www.frc.org.uk/apb/scope/UKNP.
Opinion on the financial statements
In our opinion
•	the financial statements give a true and fair view of the state of the group’s and the parent’s affairs as at 31 December 2009 and of the group’s loss for the year then ended;

•	the group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;

•	the parent financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the Companies Act 2006; and

•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.
Opinion on other matter prescribed by the Companies Act 2006
In our opinion the information given in the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.
Matters on which we are required to report by exception
We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:
•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.
David Clark (Senior Statutory Auditor)
For and on behalf of BAKER TILLY UK AUDIT LLP, Statutory Auditor
Chartered Accountants
2 Bloomsbury Street
London WC1B 3ST
14 May 2010

Consolidated statement of comprehensive income
For the year ended 31 December 2009

	2009					2008
		Before				Before
		except-				except-
		ional	Except-			ional	Except-
		items and	ional	Other		items and	ional	Other
		other	items	charges		other	items	charges
In thousands of pounds	Note	charges	(note 6)	(note 7)	Total	charges	(note 6)	(note 7)	Total

Revenue	5	41,990	—	—	41,990	36,898	—	—	36,898
Cost of sales		(16,716)	—	—	(16,716)	(13,681)	—	—	(13,681)

Direct profit		25,274	—	—	25,274	23,217	—	—	23,217

Administrative expenses		(25,857)	(1,773)	(1,036)	(28,666)	(27,200)	(23,758)	(788)	(51,746)

Operating loss	8	(583)	(1,773)	(1,036)	(3,392)	(3,983)	(23,758)	(788)	(28,529)

Finance costs
Interest income	11	141	—	—	141	369	—	—	369
Finance costs	11	(972)	(414)	—	(1,386)	(698)	—	—	(698)

Share of loss of associate		(28)	—	—	(28)	(27)	—	—	(27)

Loss before income tax		(1,442)	(2,187)	(1,036)	(4,665)	(4,339)	(23,758)	(788)	(28,885)
Income tax expense	12	(170)	—	—	(170)	(73)	—	—	(73)

Loss for the year from continuing operations		(1,612)	(2,187)	(1,036)	(4,835)	(4,412)	(23,758)	(788)	(28,958)

Loss for the year from discontinued operations	13				—				(1,303)

Loss for the year					(4,835)				(30,261)

Other comprehensive income
Exchange (losses) / gains on translation of foreign subsidiaries					(2,130)				8,043
Actuarial (losses) / gains on defined benefit pension scheme					(2,150)				430

Other comprehensive income for the year					(4,280)				8,473

Total comprehensive income for the year					(9,115)				(21,788)

Loss attributable to:
Owners of the Parent					(4,916)				(30,323)
Non-controlling interests					81				62

					(4,835)				(30,261)

Total comprehensive loss attributable to:
Owners of the Parent					(9,196)				(21,850)
Non-controlling interests					81				62

					(9,115)				(21,788)

Loss per share for loss from continuing operations attributable to owners of the parent during the year (expressed in pence per share)
Basic	14				(0.8p )				(6.6p )
Diluted	14				(0.8p )				(6.6p )

Loss per share for loss attributable to owners of the parent during the year (expressed in pence per share)
Basic	14				(0.8p )				(6.9p )
Diluted	14				(0.8p )				(6.9p )
The tax effect on other comprehensive income is nil (2008: nil).
The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Consolidated statement of financial position
As at 31 December 2009

In thousands of pounds	Note	2009	2008

Non-current assets
Property, plant and equipment	15	1,026	1,429
Intangible assets	16	32,335	35,750
Investment in associate	17	—	28

		33,361	37,207

Current assets
Inventories		597	2,743
Trade and other receivables	18	6,649	10,853
Cash and cash equivalents	19	20,751	18,037

		27,997	31,633

Total assets		61,358	68,840

Current liabilities
Trade and other payables	20	25,611	27,803
Borrowings	21	2,317	9,970

		27,928	37,773

Non-current liabilities
Trade and other payables	20	358	1,094
Borrowings	21	2,048	546
Retirement benefit obligations	22	4,581	2,898

		6,987	4,538

Total liabilities		34,915	42,311

Net assets		26,443	26,529

Equity
Share capital	23	9,745	23,583
Share premium	23	22,495	18,872
Shares to be issued	23	542	542
Own shares held in trust	24	—	(974)
Capital redemption reserve	27	18,908	—
Other reserves	25	54,327	56,207
Accumulated losses	26	(79,836)	(71,882)

Capital and reserves attributable to owners of the parent		26,181	26,348

Non-controlling interests		262	181

Total equity		26,443	26,529

The notes on pages 15 to 43 are an integral part of these consolidated financial statements
The financial statements were approved by the board of directors and authorised for issue on 14 May 2010. They were signed on its behalf by:

Jack Reinelt	David Horne
Chief Executive Officer	Chief Financial Officer

Consolidated statement of changes in equity
For the year ended 31 December 2009

	Attributable to owners of the parent
					Own
			Capital		shares		Share	Foreign	Accumu-		Non-
	Share	Share	redemption	Shares to	held in	Acquisition	options	currency	lated		controlling	TOTAL
In thousands of pounds	capital	premium	reserve	be issued	trust	reserve	reserve	reserve	losses	TOTAL	interest	Equity

At 1 January 2008	13,250	9,578	—	—	(1,042)	47,649	1,149	(807)	(41,989)	27,788	119	27,907

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(30,323)	(30,323)	62	(30,261)
Other comprehensive income:
Actuarial gain on defined benefit pension scheme	—	—	—	—	—	—	—	—	430	430	—	430
Currency translation differences	—	—	—	—	—	—	—	8,043	—	8,043	—	8,043

Total comprehensive income:	—	—	—	—	—	—	—	8,043	(29,893)	(21,850)	62	(21,788)
Transactions with owners:
Issue of share capital to finance the acquisition of DoveBid Inc.	9,250	9,250	—	—	—	—	—	—	—	18,500	—	18,500
Shares issued as consideration for the acquisition of DoveBid Inc.	1,083	1,083	—	542	—	—	—	—	—	2,708	—	2,708
Cost of share issue	—	(1,039)	—	—	—	—	–	—	—	(1,039)	—	(1,039)
Share based payments	—	—	—	—	—	—	173	—	—	173	—	173
Transfer of shares	—	—	—	—	68	—	—	—	—	68	—	68

Total transactions with owners:	10,333	9,294	—	542	68	—	173	—	—	20,410	—	20,410

At 1 January 2009	23,583	18,872	—	542	(974)	47,649	1,322	7,236	(71,882)	26,348	181	26,529

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(4,916)	(4,916)	81	(4,835)
Other comprehensive income:
Actuarial loss on defined benefit pension scheme	—	—	—	—	—	—	—	—	(2,150)	(2,150)	—	(2,150)
Currency translation differences	—	—	—	—	—	—	—	(2,130)	—	(2,130)	—	(2,130)

Total comprehensive income:	—	—	—	—	—	—	—	(2,130)	(7,066)	(9,196)	81	(9,115)
Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	—	(888)	—	—	—
New shares issued	2,657	2,126	—	—	—	—	—	—	—	4,783	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	—	4,336	—	4,336
Cost of share issue	—	(426)	—	—	—	—	—	—	—	(426)	—	(426)
Share based payments	—	—	—	—	—	—	250	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	—	86	—	86

Total transactions with owners:	(13,838)	3,623	18,908	—	974	—	250	—	(888)	9,029	—	9,029

At 31 December 2009	9,745	22,495	18,908	542	—	47,649	1,572	5,106	(79,836)	26,181	262	26,443

The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Consolidated statement of cash flows
For the year ended 31 December 2009

In thousands of pounds	2009	2008

Cash flows from operating activities
Loss before income tax	(4,665)	(28,885)

Adjustments for:
Depreciation	434	360
Amortisation	935	672
Goodwill impairment charge	—	19,378
Net interest expense	1,245	329
Share based payments	336	241
Net retirement benefit cost	117	176
Share of loss of associate	28	27
Changes in working capital:
Decrease / (increase) in inventories	1,943	(1,855)
Decrease in accounts receivable	3,719	1,785
(Decrease) / increase in accounts payable	(2,563)	1,209
Increase / (decrease) in retirement benefit obligations	1,683	(367)

Operating cash flows before interest and taxes	3,212	(6,930)

Interest paid	(1,116)	(698)
Interest received	141	369
Income and corporation taxes paid	(156)	(108)

Net cash generated from / (used in) operating activities	2,081	(7,367)

Cash flows from investing activities
Purchases of property, plant and equipment	(94)	(471)
Disposals of property, plant and equipment	91	—
Purchases of intangible assets	(394)	(1,786)
Loan granted to associate	—	(55)
Disposal of subsidiary	—	(129)
Acquisition of subsidiary net of cash acquired	—	(7,044)

Net cash used in investing activities	(397)	(9,485)

Cash flows from financing activities
Proceeds on issue of shares	4,087	17,461
(Decrease) / increase in borrowings	(1,815)	3,379

Net cash generated from financing activities	2,272	20,840

Net increase in cash and cash equivalents	3,956	3,988

Cash and cash equivalents at beginning of year	18,037	14,797
Effect of foreign exchange rate changes	(1,242)	(748)

Cash and cash equivalents at end of year	20,751	18,037

The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Notes to the consolidated financial statements
For the year ended 31 December 2009
1. General information
GoIndustry-DoveBid plc (‘the company’) and its subsidiaries (together ‘the group’) is a global market leader in the service, management, and disposal of surplus industrial assets. The group has offices in locations across Europe, North America, and Asia.
The company is a public limited company incorporated and domiciled in the United Kingdom. The address of its registered office is 1-6 Lombard Street, London, EC3V 9JU.
The company is listed on the Alternative Investment Market (AIM) of the London Stock Exchange.
2. Summary of significant accounting policies
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all of the years presented unless otherwise stated.
Basis of preparation
These consolidated financial statements include the accounts of GoIndustry-DoveBid plc and all of its subsidiaries made up to 31 December each year.
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU and IFRIC interpretations as at 31 December 2009 (‘adopted IFRS’) and the Companies Act applicable to companies reporting under IFRS.
The financial statements are presented in Sterling, rounded to the nearest thousand, and have been prepared on a historical cost basis.
The preparation of financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4.
(a) Standards, amendments and interpretations effective in 2009
•	IAS 1 (revised), “Presentation of financial statements”. The revised standard has introduced terminology changes (including revised titles for the financial statements) and changes in the format and content of the financial statements. In addition, the revised standard prohibits the presentation of items of income and expenses (that is ‘non-owner changes in equity’) in the statement of changes in equity, requiring ‘non-owner changes in equity’ to be presented separately from owner changes in equity. All ‘non-owner changes in equity’ are required to be shown in a performance statement.

Entities can choose whether to present one performance statement (the statement of comprehensive income) or two statements (the income statement and statement of comprehensive income). The group has elected to present one statement: a statement of comprehensive income.

•	IFRS 8, ‘Operating segments’. The group has adopted IFRS 8 “Operating segments” during the period. The standard supersedes IAS 14, ‘Segment reporting’ and is effective for the year ended 31 December 2009. IFRS 8 provides segmental information for the group on the basis of information reported internally to the chief operating decision-maker for decision-making purposes. The group considers that the role of chief operating decision-maker is performed by the group board of directors. IAS 14 required segmental information to be reported for business segments and geographical segments based on assets and operations that provided products or services subject to different risks and returns. The adoption of IFRS 8 has not had any impact on the performance or position of the group or on the presentation of these financial statements as internal reporting is based upon geographical segments.

•	IFRS 2 Share-based payment – amendments relating to group cash-settled share-based payment transactions

•	IFRS 3 Business combinations – comprehensive revision on applying the acquisition method adopted early by the group

•	IFRS 9 Financial Instruments – amendments relating to classification and measurement

•	IAS 1 Presentation of financial statements – amendments resulting from April 2009 Annual Improvements to IFRSs adopted early by the group

•	IAS 7 Statement of Cash Flows – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 17 Leases – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 24 Related Party Disclosures – revised definition of related parties

•	IAS 27 Consolidated and Separate Financial Statements – consequential amendments arising from amendments to IFRS 3 early adopted by the group

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
•	IAS 36 Impairment of Assets – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 38 Intangible Assets – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IFRIC 14 IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction (endorsed).
(b) Standards, amendments and interpretations effective in 2009 but not relevant
The following standards, amendments and interpretations to published standards are mandatory for accounting periods beginning on or after 1 January 2009 but are not relevant to the group:
•	IFRS 1 First time adoption of IFRS – amendments relating to oil and gas assets and determining whether an arrangement contains a lease; amendment in relation to the cost of an investment in a subsidiary, jointly controlled entity or associate

•	IFRS 5 Non-current Assets Held for Sale and Discontinued Operations – amendment

•	IAS 28 Interests in Joint Ventures – consequential amendments arising from amendments to IFRS 3

•	IAS 32 Financial instruments: presentation – amendments relating to classification of rights issues

•	IAS 39 Financial instruments: recognition and measurement – amendments for eligible hedged items

•	IFRIC 2 Members’ shares in co-operative entities and similar instruments – consequential amendments arising from amendments to IAS 32

•	IFRIC 12 Service concession arrangements

•	IFRIC 13 Customer loyalty programs (endorsed)

•	IFRIC 16 Hedges of a net investment in a foreign operation

•	IFRIC 17 Distributions of non-cash assets to owners

•	IFRIC 18 Transfer of assets from Customers

•	IAS 28 (amendment), ‘Investment in associates’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’)

•	IAS 29 (amendment), ‘Financial reporting in hyperinflationary economies’

•	IAS 31 Investment in joint ventures – consequential amendments arising from amendments to IFRS 3

•	IAS 31 (amendment), ‘Interests in joint ventures’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’)

•	IAS 32 (amendment), ‘Financial instruments: Presentation’ and IAS 1 (amendment) ‘Presentation of financial statements – Puttable financial instruments and obligations arising on liquidation’

•	IAS 40 (amendment), ‘Investment property’ (and consequent amendments to IAS 16, ‘Property, plant and equipment’)

•	IAS 41 (amendment), ‘Agriculture’.
Going concern
The group had net current assets of £69 thousand at 31 December 2009 (2008: net current liabilities of £6,140 thousand), gross cash of £20,751 thousand (2008: £18,037 thousand) and net cash after deducting borrowings and amounts due to clients of £150 thousand (2008: net debt of £8,658 thousand). The directors have considered the implications for going concern as set out below.
The board remains satisfied with the group’s funding and liquidity position, and in particular notes the significant improvement from 2008. The main sources of debt funding are the bank facilities with Barclays Bank plc in the United Kingdom, PNC Bank in the United States of America, Hypo Vereins Bank in Germany and the convertible loan notes. The group also holds subordinated loan notes that were acquired as part of the acquisition of DoveBid, Inc.
As indicated in note 21 to the financial statements, the group meets its day-to-day working capital requirements from its cash and overdraft facilities. Subsequent to 31 December 2009, management has renegotiated the PNC Bank facilities to reduce the principal deal facility from $5 million to $3.5 million, with a corresponding increase in the working capital facility from $2 million to $3.5 million; the $3 million term loan facility remains unchanged and had a balance of $2.65 million outstanding at 31 December 2009. In addition to the PNC Bank facilities, the group has facilities with Barclays Bank plc of £300 thousand and Hypo Vereins Bank of £300 thousand, both of which are repayable on demand.

The board remains mindful regarding the uncertainties inherent in the current economic climate. The group’s forecasts and projections, taking account of reasonable changes in trading performance given these uncertainties, show the group operating within its current facilities.
The board has reviewed the bank facilities and believes that they provide sufficient headroom going forward. Forecasts reviewed by the board, including forecasts adjusted for worse economic conditions together with appropriate cost containment measures already in place show continued compliance with covenants on the PNC Bank facilities. All other debt funding is free of covenants. Those forecasts show the group has sufficient working capital facilities.
On the basis of these forecasts, both base case and sensitised as described above, and given the level and repayment profile of the facilities, the board has concluded that the going concern basis of preparation continues to be appropriate.
Consolidation
Subsidiaries are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.
The purchase method of accounting is used to account for the acquisition of subsidiaries by the group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.
Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the consolidated financial statements using the equity method.
The group’s share of its associates’ post-acquisition profits or losses is recognised in profit or loss. The cumulative post-acquisition movements are adjusted against the carrying value of the investment.
Segment reporting
The group presents segmental analysis by geography. All geographical segments are engaged in providing products or services within a particular economic environment that are subject to risks and returns that are different from those of segments operating in other economic environments. The corporate centre provides support services to the group as a whole covering IT, finance, legal and campaign marketing. Assets and liabilities are allocated according to their physical location.
Information reported to the group’s chief operating decision maker for the purposes of resource allocation and assessment of segment performance is more specifically focussed on the geographical region and not the type of service. The group’s reportable segments under IFRS 8 are therefore as follows: North America, Europe, Asia and Corporate. The accounting policies of the reportable segments are the same as the group’s accounting policies described in this note. Segment profit represents the profit earned by each segment without allocation of central administration costs and directors’ salaries. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.
Foreign currency translation
(a)	Functional and presentation currency

Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in ‘Sterling’ (‘£’), which is the company’s functional and presentation currency.

(b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
(c)	Group companies

The results and financial position of all the group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
i.	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

ii.	income and expenses are translated at weighted average monthly exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and all resulting exchange differences are recognised in other comprehensive income.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations, are recognised in other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in other comprehensive income are recognised in profit or loss as part of the gain or loss on sale.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
Revenue recognition
Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts.
The primary business of the group is the provision of services associated with the valuation and sale of used industrial equipment. In such circumstances group companies act as an agent on behalf of their clients, and revenues represent commissions or fees charged to clients in connection with the provision of these services. Group companies may also take a position as a principal whereby they purchase and sell equipment on their own behalf. On these occasions revenues represent the percentage ownership of the value of the equipment being sold with the cost of such equipment being reported within inventory at the time of purchase and as cost of sales at the time of sale.
Revenue is recognised when it is probable that the economic benefits will flow to the group, when the revenues and associated costs can be reliably measured and when the stage of completion of the transaction at the balance sheet date can also be reliably measured. In addition in the case of principal sales of equipment the group company must have transferred to the buyer the significant risks and rewards of ownership of those goods, and must retain no significant managerial involvement with, nor control over, those goods.
In the case of agency sales a buyer will usually be identified, the sale price agreed and the buyer invoiced on behalf of the client before the group invoices the client. Accrued income receivable represents an accrual for such work completed on behalf of clients but not yet invoiced to the client. Accruals are estimated based on the expected proceeds from the sale of client owned equipment, agreed commission rates and other contractual terms.
Employee benefits
(a)	Pension obligations

The group has both defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which the group pays fixed contributions into a separate entity. The group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan. Typically defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

The defined benefit plan, the Henry Butcher Pension and Life Assurance Scheme, is operated by GoIndustry UK Limited. GoIndustry UK Limited is obliged to make sufficient contributions to an externally administered fund in order to satisfy future pension obligations. The Scheme was closed to new members with effect from 1 January 2002, and with effect from 31 December 2004 accrual of benefits in the Scheme ceased and active members contributed to a defined contribution scheme. The liability recognised in the balance sheet in respect of the defined benefit scheme is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised past-service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to other comprehensive income in the period in which they arise.

For defined contribution plans, the group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The group has no further payment obligations once the contributions have been paid. The contributions are recognised as an employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

(b)	Share-based compensation

The group operates a number of equity-settled, share-based compensation plans. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the group revises its estimates of the number of options that are expected to vest. It recognises the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.
Leases
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.
Current and deferred income tax
The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.
Property, plant and equipment
All property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Buildings	10-25 years
Vehicles	4 years
Furniture, fittings and equipment	3 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Intangible assets
(a)	Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in ‘intangible assets’. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The company allocates goodwill to each geographical business unit.

Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

(b)	Customer relationships

Customer relationships acquired in a business combination are recognised at fair value at the acquisition date. The customer relationships have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the customer relationship, which is 5 years.

(c)	Brands

Brands acquired in a business combination are recognised at fair value at the acquisition date. The brands have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the brands, which is 10 years.

(d)	Other intangible assets

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives of 2 to 3 years.

In line with IFRS, the group does not recognise internally generated intangible assets arising from expenditures such as research, branding or the creation of its customer and equipment databases. Expenditures associated with internal systems development and with internally generated goodwill are charged against profit in the period in which they are incurred.
Inventories
Inventories comprise used industrial equipment purchased for resale and are stated at the acquisition cost of the assets. In some cases dismantling, transportation, or warehousing costs may be incurred, which are added to the inventory value. These costs are allocated between the group of assets acquired on a weighted average of the deemed value of the assets. Where this allocated cost is in excess of net realisable value the excess carrying amount is written off to profit or loss. Borrowing costs are not included in the inventory valuation. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.
Financial assets
The group’s financial assets comprise trade and other receivables, cash and cash equivalents.

Trade and other receivables
Trade and other receivables comprise trade accounts receivable, accrued income receivable, auction expenses receivable, prepayments and other receivables. Trade receivables are initially recognised at fair value, and subsequently measured at amortised cost using the effective interest method less impairment. A provision for impairment is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in profit or loss within administrative expense. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against ‘administrative expense’ in profit or loss.
Accrued income receivable represents an accrual for work completed on behalf of clients but not yet invoiced. Auction expenses represent costs incurred on behalf of and recoverable from clients but not yet invoiced.
Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks, monies held under guarantee, and bank overdrafts.
Group companies routinely collect cash from auction sales, the proceeds of which are ultimately payable to the client whose assets are being sold. Client money owing is reported within cash on the consolidated balance sheet with a corresponding liability reported as amounts due to clients within accounts payable. Client cash that is held together with the group’s own cash is reported within own cash on hand and at bank, but if for legal or other reasons it must be segregated from company funds it is reported separately as client cash on escrow. Short-term deposits are liquid investments that are convertible to known amounts of cash and which are subject to insignificant risk of change in value. Monies held under guarantee is cash held in accounts to which the group enjoys legal title, which are used to meet specific client liabilities.
Trade payables
Trade payables are initially recognised at fair value and subsequently measured at amortised cost, using the effective interest method.
Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit or loss over the period of the borrowings using the effective interest method.
Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
Provisions
Provisions for potential future costs such as those arising from the defence of a legal claim are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.
Where any group company purchases the company’s equity share capital (own shares held in trust), the consideration paid, including any directly attributable incremental costs is deducted from equity attributable to the company’s equity holders until the shares are cancelled or reissued.
3. Financial risk management
The group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a)	Foreign exchange risk

The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. In order to reduce the currency risk arising in respect of recognised foreign currency assets and net investments in foreign subsidiaries, the group uses direct borrowings in the same currency. The risk relating to future commercial transactions and recognised liabilities is mitigated through the maintenance of cash balances in the same currency.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
The effect of changing exchange rates is regularly monitored by the group and a sensitivity analysis has been prepared to show the impact of changes in foreign exchange between Sterling, the United States Dollar and the Euro. A decrease of twenty cents in the value of both the Dollar and the Euro would increase consolidated loss before tax by £12 thousand (2008: Decrease £393 thousand) and increase total equity by £5,000 thousand (2008: £5,618 thousand). An increase of five cents in the value of both the Dollar and the Euro would decrease consolidated loss before tax by £1 thousand (2008: Increase £522 thousand) and decrease total equity by £999 thousand (2008: £8,459 thousand).

Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the functional currency.

The carrying values of the group’s financial assets and liabilities are denominated in the following currencies:

	2009
In thousands of pounds	USD	Euro	GBP	Total

Loans and receivables:
Trade receivables	2,130	809	464	3,403
Other receivables	767	117	6	890
Accrued income	60	324	1,066	1,450
Cash and cash equivalents	14,268	2,727	3,756	20,751
Amortised Costs:
Trade payables	124	(272)	(3,341)	(3,489)
Amounts due to clients	(12,635)	(2,647)	(954)	(16,236)
Accruals and other payables	(1,550)	(1,003)	(787)	(3,340)
Borrowings	(3,280)	(500)	(585)	(4,365)

	(116)	(445)	(375)	(936)

	2008
In thousands of pounds	USD	Euro	GBP	Total

Trade receivables	1,857	1,094	628	3,579
Other receivables	849	165	30	1,044
Accrued income	621	791	3,401	4,813
Cash and cash equivalents	13,036	1,217	3,784	18,037
Amortised Costs:
Trade payables	(1,501)	(841)	(2,365)	(4,707)
Amounts due to clients	(9,695)	(1,881)	(4,603)	(16,179)
Accruals and other payables	(3,176)	(1,160)	(1,042)	(5,378)
Borrowings	(5,290)	—	(5,226)	(10,516)

	(3,299)	(615)	(5,393)	(9,307)

During the 12 month period the Sterling / US Dollar exchange rate fluctuated between a maximum and minimum of 1.653 and 1.421 US $ to £1.

During the 12 month period the Sterling / Euro exchange rate fluctuated between a maximum and minimum of 1.176 and 1.076 EUR to £1.

(b)	Cash flow interest rate risk

Borrowings of the group comprise convertible loan notes issued by GoIndustry-DoveBid plc and bank loans held by GoIndustry USA Inc., GoIndustry UK Limited and GoIndustry AG. The group is exposed to cash flow interest rate risk only on its bank borrowings as the convertible loan notes attract interest at a fixed rate of 12%. Bank borrowings are used mainly for working capital to finance the purchase of assets for resale and therefore are generally held only for a short time period.

Before the purchase of each group of assets a proposal is presented to an investment committee projecting the profitability of the investment after the cost of finance and therefore decisions can be taken based upon the prevailing interest rate at the time of investment. Due to the short time period for which these assets are held the actual finance cost is only likely to fluctuate marginally from the projection. There is also a term loan facility of £1,663 thousand (2008: nil) that is repayable over the period to 30 April 2012.

A sensitivity analysis has been prepared to model the impact on profit before tax of a change in the effective interest rate for bank borrowings. A +/- variance of 100 basis points in the effective interest rate would have an impact of £77 thousand (2008: £77 thousand) on profit before tax. Further details on interest rate risk exposure are contained in note 21.

Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the group that they are holding. The group is subject to credit risk on its bank deposits and trade receivables. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution. Further details regarding the group’s policy for the management of trade receivables is set out below.
The table below shows the major counterparties at the reporting date:

In thousands	2009
Counterparty	Rating	Balance
PNC Bank	A	8,289
Barclays Bank plc	AA-	—
Hypo Vereins Bank	AAA	827
LCL	AA-	363
HSBC	AA	323
Deutsche Bank	AAA	246
Other	—	10,703

		20,751

The fair values of trade and other receivables are not materially different from the carrying values. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned in note 18, other than prepayments, and cash.
Trade receivables management
Exposure to credit risk on trade receivables from commission and principal sales is limited because it is the group’s policy not to allow the title to assets to be transferred until payment is received.
Capital risk management
The group manages its capital to ensure that subsidiary operations are able to continue as going concerns, the group and relevant subsidiaries remain in compliance with their banking covenants, and the return to shareholders is maximised through an appropriate mix of debt and equity funding. The group’s capital structure comprises total equity and net debt.
Surplus cash is either reinvested in the business or used to repay debt. The level of debt is monitored through the cash flow leverage ratio, which is net debt divided by EBITDA. Net debt is calculated as amounts due to clients, borrowings and both convertible and subordinated loan notes less cash and cash equivalents. EBITDA is earnings before interest, taxation, depreciation and amortisation.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits. In addition to this, bank facilities to allow financing of working capital are also available in some business units.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
The table below sets out the liquidity profile of the group’s financial assets and liabilities:
2009

	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months	6-12
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	1-5 years

Loans and receivables:
Trade receivables	—	3,403	—	3,403	2,999	404	—
Other receivables	—	890	—	890	890	—	—
Accrued income	—	1,450	—	1,450	1,450	—	—
Cash and cash equivalents	2%	20,751	—	20,751	20,751	—	—
Amortised Cost:
Trade payables	—	(3,489)	—	(3,489)	(3,365)	(124)	—
Amounts due to clients	—	(16,236)	—	(16,236)	(16,236)	—	—
Accrued expenses	—	(3,340)	—	(3,340)	(3,340)	—	—
Bank loans and overdrafts	4%	(3,371)	—	(3,371)	(3,371)	—	—
Subordinated loan notes	9%	(494)	—	(494)	(116)	(116)	(262)
Convertible loan notes	12%	(500)	—	(500)	—	—	(500)

		(936)	—	(936)	(338)	164	(762)

2008

	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months
In thousands of pounds	rate	(liability)	payable	cash flow	orless	6-12 months	1-5 years

Loans and receivables:
Trade receivables	—	3,579	—	3,579	3,526	53	—
Other receivables	—	1,044	—	1,044	1,044	—	—
Accrued income	—	4,813	—	4,813	4,813	—	—
Cash and cash equivalents	2%	18,037	—	18,037	18,037	—	—
Amortised Cost:
Trade payables	—	(4,707)	—	(4,707)	(4,583)	(124)	—
Amounts due to clients	—	(16,179)	—	(16,179)	(16,179)	—	—
Accruals and other payables	—	(5,378)	—	(5,378)	(5,378)	—	—
Bank loans and overdrafts	4%	(6,722)	—	(6,722)	(6,722)	—	—
Subordinated loan notes	9%	(804)	(72)	(876)	(170)	(170)	(536)
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—

		(9,307)	(132)	(9,439)	(8,662)	(241)	(536)

The group is not contractually bound to make interest payments on any financial instruments except bank loans and overdrafts, convertible and subordinated loan notes.
4. Critical accounting estimates and judgements
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and of revenues and expenses during the year. Significant items subject to such estimates and judgments include goodwill, the defined benefit pension obligation, the equity settled share-based payment charge, and the direct profit margin for principal sales. Actual amounts recognised may differ from those estimated. The estimates and assumptions which have a potentially material impact on the carrying amount of assets and liabilities are discussed below:
(a)	Impairment of goodwill

The group is required to test, at least annually, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a suitable discount rate in order to calculate the present value of these cash flows. Actual outcomes could vary. See note 16 for further details.

(b)	Post retirement benefits

The determination of the defined benefit pension obligation depends upon the selection of certain assumptions, which include the discount rate, inflation rate, mortality and expected return on scheme assets. Differences arising from actual experience or future changes in assumptions will be reflected in subsequent periods. See note 22 for further details.

(c)	Equity settled share based payments

The group recognises a charge in profit or loss for the fair value of equity settled share based payments over the vesting period. Those instruments vesting in the period are principally options over ordinary shares and the fair value of these at the balance sheet date is estimated using the Black-Scholes model. This model is dependent upon several assumptions such as the risk free interest rate and the expected life of the options. Actual experience may differ from that estimated. Note 23 contains further details on these assumptions.

(d)	Direct profit margin for principal sales

When the group acquires equipment for principal sales an estimate is made of the expected sales value for the whole project, and from this a projected margin is calculated. This projected margin is then used to estimate the actual margin to be recorded as individual items of equipment are sold. The actual margin achieved may vary from this initial estimate. Any incremental losses that are foreseeable at the year-end are provided for, non-foreseeable losses and any incremental profits are taken to the income statement in the period in which they occur.
5. Segmental analysis

	2009
		North
In thousands of pounds	Europe	America	Asia	Corporate	Consolidated

Revenue	15,165	22,016	4,809	—	41,990

Segment result	321	766	499	(2,169)	(583)
Other charges	—	—	—	(1,036)	(1,036)
Exceptional items	(620)	4	(223)	(934)	(1,773)

Operating (loss) / profit	(299)	770	276	(4,139)	(3,392)
Finance (costs) / income – net	(57)	(590)	18	(202)	(831)
Convertible loan note restructuring interest	—	—	—	(414)	(414)
Share of loss of associate	—	(28)	—	—	(28)

(Loss) / profit before income tax	(356)	152	294	(4,755)	(4,665)
Income tax expense	(6)	(45)	(119)	—	(170)

(Loss) / profit for the year from continuing operations	(362)	107	175	(4,755)	(4,835)

Depreciation and amortisation	290	511	240	328	1,369
Impairment of goodwill	—	—	—	—	—

Segment assets	25,849	15,077	3,410	17,022	61,358
Segment liabilities	8,367	7,991	2,403	16,154	34,915

Notes to the consolidated financial statements continued
For the year ended 31 December 2009

	2008
		North
In thousands of pounds	Europe	America	Asia	Corporate	Consolidated

Revenue	16,140	16,380	4,378	—	36,898

Segment result	(1,764)	241	(94)	(2,366)	(3,983)
Other charges	(314)	(373)	(101)	—	(788)
Exceptional items	(6,877)	(12,074)	(4,153)	(654)	(23,758)

Operating loss	(8,955)	(12,206)	(4,348)	(3,020)	(28,529)
Finance (costs) / income – net	(6)	(209)	4	(118)	(329)
Share of loss of associate	—	(27)	—	—	(27)

Loss before income tax	(8,961)	(12,442)	(4,344)	(3,138)	(28,885)
Income tax (expense) / credit	(31)	17	(59)	—	(73)

Loss for the year	(8,992)	(12,425)	(4,403)	(3,138)	(28,958)

Depreciation and amortisation	328	367	169	168	1,032
Impairment of goodwill	5,392	10,311	3,675	—	19,378

Segment assets	49,012	15,193	4,617	18	68,840
Segment liabilities	16,442	19,281	5,379	1,209	42,311

Revenue from external customers:

In thousands of pounds	2009	2008

Entity’s country of domicile – United Kingdom	10,407	10,493
Foreign countries from which the Group derives revenue
USA	22,016	16,380
Germany	3,592	3,361
Other Europe	1,166	2,134
Asia Pacific	4,809	4,530

	41,990	36,898

Revenues are allocated to countries from which the group derives revenue based on the location of the customer.
Non-current assets :

In thousands of pounds	2009	2008

Located in the entity’s country of domicile – United Kingdom	15,362	22,160
Located in foreign countries in which the Group holds assets
USA	6,327	2,706
Germany	9,052	11,866
Other Europe	1,727	274
Asia Pacific	893	201

	33,361	37,207

6. Exceptional items

In thousands of pounds	2009	2008

Reorganisation costs	1,140	3,726
Costs associated to ZetaBid	265	—
Board change costs	368	—
Convertible loan note restructuring interest	414	—
Impairment of trade receivables	—	354
Impairment of inventory	—	822
Impairment of goodwill	—	19,378
Gain on translation of foreign currency	—	(522)

	2,187	23,758

Reorganisation costs arise from the restructuring of global operations following the downturn in global economic activity in the fourth quarter of 2008 and from the group’s decision to exit from the associate investment in ZetaBid.
The costs denoted as Board change costs include termination payments, recruitment fees and associated legal fees arising from the change in Chief Executive Officer during the year.
7. Other charges

In thousands of pounds	2009	2008

Equity settled share based payments	336	241
Amortisation of customer relationships and brands (note 16)	700	547

	1,036	788

8. Operating loss

In thousands of pounds	2009	2008

Operating loss is stated after charging / (crediting):

Direct profit categories:
Sale of goods	(1,742)	(1,646)
Rendering of services	(23,532)	(21,571)

Included in cost of sales:
Cost of inventories recognised as an expense	4,138	5,662
Included in administrative expenses:
Employee benefit expenses	19,914	20,718
Depreciation of property plant and equipment	434	360
Amortisation of intangible assets	935	672
Rentals under operating leases	2,106	1,781
Impairment of goodwill	—	19,378
Loss/(gain) on the translation of foreign currencies	109	(1,248)
Direct profit represents the gross profit on our jobs before administrative expenses. This is the revenue target that is used for measuring the performance and growth in each of our business units. Direct profit is used rather than gross revenue as reported on the Statement of comprehensive income, because the latter can be skewed from one year to the next depending on the volume of principal transactions undertaken.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
In addition to the cost of inventories, cost of sales consisted primarily of disposal expenses and third party commissions. The additional inventory provision for the year is £200 thousand (2008: £205 thousand).

Auditor’s remuneration:	2009	2008

Fees payable to the company’s auditor for the audit of parent company and consolidated financial statements	65	75
Fees payable to the company’s auditor and its associates for other services:
The audit of the company’s subsidiaries pursuant to legislation	167	137
Tax services	68	128
Other services	35	33

	335	373

9. Employee benefit expenses

In thousands of pounds	2009	2008

Wages and salaries	17,554	18,295
Social security costs	1,449	1,476
Pension costs – defined benefit plan (note 22)	273	338
Pension costs – defined contribution plans	302	368
Share options granted to directors and employees (note 23)	336	241

	19,914	20,718

The number of employees of the group, averaged on a monthly basis over the year is as follows:

	2009	2008
	Number	Number

Sales	92	115
Operations	216	264
Central services	19	25

	327	404

Employee benefit expense is included within administrative expenses.
10. Directors’ Emoluments

In thousands of pounds	2009	2008

Emoluments	502	500
Termination Benefits	173	—
Employers national insurance contributions	39	55
Share based payments (note 23)	69	36
Pension contributions – defined contribution	28	33

	811	624

The emoluments of the highest paid director were £262 thousand (2008: £257 thousand) and company pension contributions of £6 thousand (2008: £25 thousand) were made to a money purchase scheme on the director’s behalf.
Two (2008: two) directors are accruing benefits under money purchase schemes.
No share options were exercised during the current year.

The total remuneration of the key management of GoIndustry DoveBid in the year was as follows:

In thousands of pounds	2009	2008

Short-term employee benefits	1,813	1,588
Post-employment benefits	173	79
Share based payments (note 23)	151	99

	2,137	1,766

Key management costs relate to the benefits earned by the Global Management Team and the non-executive directors for their services rendered in managing the group globally.
11. Finance income and costs

In thousands of pounds	2009	2008

Finance income:
Interest income on short-term bank deposits	141	369
Finance costs:
Bank borrowings	(358)	(491)
Convertible loan notes	(614)	(207)
Convertible loan note restructuring interest (note 6)	(414)	—

	(1,245)	(329)

12. Income tax expense

In thousands of pounds	2009	2008

Current tax:
Adjustments to prior year tax charges	—	19
Overseas corporation tax on profits in the year	170	54

	170	73

In thousands of pounds	2009	2008

Loss before income tax	(4,665)	(28,885)

Tax at the UK corporation tax rate of 28%	(1,306)	(8,088)
Effect of lower income tax rate of other countries	(70)	(70)
Adjustment in respect of current income tax of previous years	—	19
Deferred tax not recognised	262	(197)
Tax losses not utilised	1,111	2,659
Share based payments expense not deductible	94	76
Expenditure not allowable for income tax purposes	79	221
Goodwill amortisation and impairment	—	5,453

	170	73

Deferred tax assets arising from cumulative taxable losses of £34,705 thousand (2008: £37,292 thousand) and from other temporary differences of £308 thousand (2008: £886 thousand) have not been recognised as it is not sufficiently foreseeable that they will be recoverable against future taxable profits.

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
13. Discontinued operations
On 26 June 2008 the group decided to dispose of GoIndustry Benelux NV, its subsidiary operation in Belgium. The business was sold for consideration of €1.
Financial information relating to GoIndustry Benelux NV for the period is set out below. The statement of comprehensive income and statement of cash flows distinguish discontinued operations from continuing operations. The amounts recognised in the statement of comprehensive income are as set out below:

In thousands of pounds	2009	2008

Revenue	—	229
Expenses	—	(335)

Loss before income tax from discontinued operation	—	(106)
Tax	—	—

Loss after income tax from discontinued operation	—	(106)
Loss on disposal of discontinued operation	—	(1,197)

Loss from discontinued operation	—	(1,303)

14. Earnings per share

Loss per share from continuing operations:

	2009		2008

Loss from continuing operations attributable to owners of the parent (thousands of pounds)	(4,916)		(29,020)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Basic / diluted loss per share (pence per share)	(0.8p	)	(6.6p	)

Loss per share from continuing and discontinued operations:

	2009		2008

Loss attributable to owners of the parent (thousands of pounds)	(4,916)		(30,323)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Basic / diluted loss per share (pence per share)	(0.8p	)	(6.9p	)

Loss per share before exceptional items and other charges:

	2009		2008

Loss for the year before exceptionals and other charges (thousands of pounds)	(1,612)		(4,412)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Adjusted basic/ diluted loss per share (pence per share)	(0.3p	)	(1.0p	)

The calculation of the weighted average number of shares including shares to be issued has been made after having deducted those shares held in trust for the company. As there is a loss for the year, there are no dilutive ordinary shares.
Potentially dilutive shares include 178,571 thousand convertible loan notes and 55,167 thousand share options.

15. Property, plant and equipment

			Furniture,
	Freehold		fittings and
In thousands of pounds	Buildings	Vehicles	equipment	Total

Cost:
At 1 January 2008	815	432	1,873	3,120
Exchange differences	269	44	190	503
Additions	36	104	206	346
Additions through acquisition	52	15	242	309
Disposals	—	(112)	(44)	(156)

At 1 January 2009	1,172	483	2,467	4,122
Exchange differences	(77)	(12)	(276)	(365)
Additions	—	59	35	94
Disposals	(23)	(39)	(208)	(270)

At 31 December 2009	1,072	491	2,018	3,581

Accumulated depreciation:
At 1 January 2008	290	220	1,452	1,962
Exchange differences	93	99	239	431
Charge for the year	87	47	226	360
Disposals	—	(27)	(33)	(60)

At 1 January 2009	470	339	1,884	2,693
Exchange differences	(50)	(5)	(338)	(393)
Charge for the year	83	40	311	434
Disposals	(13)	(11)	(155)	(179)

At 31 December 2009	490	363	1,702	2,555

Net book value:
At 31 December 2009	582	128	316	1,026

At 1 January 2009	702	144	583	1,429

At 1 January 2008	525	212	421	1,158

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
16. Intangible assets

				Software and
		Customer		systems
In thousands of pounds	Goodwill	relationships	Brands	development	Total

Cost:
At 1 January 2008	24,900	—	—	2,158	27,058
Exchange differences	8,508	877	283	554	10,222
Additions	—	—	—	362	362
Additions through acquisition	18,450	2,369	768	—	21,587
Disposals	(1,147)	—	—	—	(1,147)

At 1 January 2009	50,711	3,246	1,051	3,074	58,082
Exchange differences	(4,225)	(295)	(96)	(393)	(5,009)
Additions	—	—	—	394	394
Disposals	—	—	—	(12)	(12)

At 31 December 2009	46,486	2,951	955	3,063	53,455

Accumulated amortisation:
At 1 January 2008	—	—	—	1,992	1,992
Exchange differences	—	—	—	290	290
Charge for the year	—	413	134	125	672
Impairment of goodwill	19,378	—	—	—	19,378

At 1 January 2009	19,378	413	134	2,407	22,332
Exchange differences	(1,848)	67	(57)	(297)	(2,135)
Charge for the year	—	602	98	235	935
Disposals	—	—	—	(12)	(12)

At 31 December 2009	17,530	1,082	175	2,333	21,120

Net book value:
At 31 December 2009	28,956	1,869	780	730	32,335

At 1 January 2009	31,333	2,833	917	667	35,750

At 1 January 2008	24,900	—	—	166	25,066

Goodwill is allocated to the segments as follows:

In thousands of pounds	2009	2008

Europe	8,390	8,717
North America	15,109	16,673
Asia	5,457	5,943

	28,956	31,333

The group tests annually for impairment or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the CGUs are determined from value in use calculations. Value in use was determined by discounting future cash flows generated from the cash generating units and was based on the following assumptions which the board believes to be highly conservative:
•	Cash flows for 2010 were forecast based on the budget for 2010;

•	Cash flows for 2011-12 were using forecast direct profit growth rates at 7.5%, and expense growth rates of 3.75%.

•	Cash flows beyond 2012 are extrapolated using a long-term growth rate of 2.25%;

•	Central overheads are borne by the CGUs where deemed appropriate by management and allocated based on management’s best estimates;

•	Cash flows were discounted using a rate of 10%.

The amortisation and impairment charge for the year is included within administrative expenses.
If the growth rates set out above were 1/3rd lower for 2011 and 2012, the Goodwill impairment would be £4 million.
17. Investment in Associate

In thousands of pounds	2009	2008

Investment in ZetaBid associate	28	55
Share of loss for the year of associate	(28)	(27)

	—	28

The investment in associate represents the group’s share of the cost of establishing ZetaBid and the group’s share of its losses during the year.
The group’s share of the result of ZetaBid, which is unlisted, and its aggregated assets and liabilities are as follows:

	2009
						%
	Country of				Profit/	interest
Name	incorporation	Assets	Liabilities	Revenue	(Loss)	held

ZetaBid Holdings LLC	USA	—	—	150	(28)	0%

	2008
						%
	Country of				Profit/	interest
Name	incorporation	Assets	Liabilities	Revenue	(Loss)	held

ZetaBid Holdings LLC	USA	28	—	34	(27)	25%
On 31 December 2009 the group disposed of its interest in ZetaBid Holdings LLC.
18. Trade and other receivables

In thousands of pounds	2009	2008

Trade receivables	3,403	3,579
Prepayments and accrued income	2,047	5,580
Other taxes	309	650
Other receivables	890	1,044

	6,649	10,853

A provision has been made against all past due receivables that are considered impaired at the balance sheet date as follows:

In thousands of pounds	2009	2008

Trade receivables	3,564	4,256
Provision for doubtful debts	(161)	(677)

	3,403	3,579

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
It is not practicable or meaningful to produce an analysis of past due trade receivables because the group does not have standard credit terms on all its sales. In the majority of auction sales, the group’s receivables form part of the auction proceeds that are collected into the client account and settled with the group at the same time as they are settled with the client, typically within 4-6 weeks of the auction. However, in more complex cases the payment terms may be linked to the dismantling and shipping of an asset from one location to another, such that a drawdown might only be made when the assets have reached shipping point. An ageing analysis of trade receivables is shown below:

In thousands of pounds	2009	2008

Up to three months	2,334	3,301
Three to six months	665	225
Greater than six months	404	53

	3,403	3,579

The provision for doubtful debt movement for the year is as follows:

In thousands of pounds	2009	2008

Opening balance	(677)	(314)
Increase in provision	(97)	(402)
Utilised against bad debt written off	613	39

	(161)	(677)

19. Cash and cash equivalents

In thousands of pounds	2009	2008

Own cash on hand and at bank	2,672	3,411
Short-term bank deposits	12,060	9,739
Monies held under guarantee	6,019	4,887

	20,751	18,037

20. Trade and other payables

In thousands of pounds	2009	2008

Current
Trade payables	3,489	4,707
Amounts due to clients	16,236	16,179
Social security and other taxes	2,546	1,539
Accrued expenses	3,340	5,378

	25,611	27,803

In thousands of pounds	2009	2008

Non-current
Social security and other taxes	156	704
Provisions	202	390

	358	1,094

21. Borrowings

In thousands of pounds	2009	2008

Current
Bank loans and overdrafts	2,084	6,722
Convertible loan notes	—	2,990
Subordinated loan notes	233	258

	2,317	9,970

In thousands of pounds	2009	2008

Non-current
Bank loans	1,287	—
Convertible loan notes	500	—
Subordinated loan notes	261	546

	2,048	546

The group’s borrowings are split between fixed and floating rate as set out below:

In thousands of pounds	2009	2008

Floating rate:
Expiring within one year	2,084	6,722

Fixed rate:
Expiring within one year	233	3,248
Expiring beyond one year	2,048	546

	4,365	10,516

The fair value of current and non-current borrowings equals their carrying amount, as the impact of discounting is not significant.
The loans totalling £3,067 thousand are used to fund principal transactions and working capital and are secured by charges over the assets of those companies and a parent company guarantee from GoIndustry-DoveBid plc. Subsequent to year-end these facilities were re-negotiated and are in place until 30 April 2011. There is also a term loan facility that matures on 30 April 2012. These loans bear floating interest at a rate of 0.75% above US Prime Rate.
The loan held of £209 thousand is repayable on demand, bears interest at a floating rate of 2.5% above UK Base Rates and is secured by a guarantee over the assets of that company.
The loan of £95 thousand is repayable on demand, bears interest at a floating rate of 9.25% and is secured by a charge over the real estate assets of that company.
The convertible loan notes are held by GoIndustry-DoveBid plc, mature on 31 December 2011 and bear interest at 12% per annum. The notes are convertible at any time into 1p Ordinary shares at a price of 2.8p per share. The notes may be redeemed by the company at par at any time after 31 December 2010.
The subordinated loan notes are held by DoveBid, Inc. and do not bear interest. The loan notes are unsecured, subordinated to other debt of the group and are repayable in 60 monthly instalments ending 30 November 2011.
22. Retirement benefit obligations
The group contributes to a number of defined contribution pension plans for UK and overseas employees. Costs relating to these arrangements are expensed in full to profit or loss as they occur and are disclosed in note 9.
GoIndustry UK Limited also maintains a defined benefit scheme: the Henry Butcher Pension and Life Assurance Scheme. This scheme is closed to new members and with effect from 31 December 2004, active members ceased to accrue benefits on a defined benefit basis and salary linkage was broken to their accrued rights. A new money purchase section was opened with effect from 1 January 2005 in which existing defined benefit members and new entrants were invited to join.
The scheme is funded and GoIndustry UK Limited is currently making a gross annual contribution of £595 thousand (2008: £588 thousand) to reduce the defined benefit liability and to fund certain administrative expenses of the scheme.

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
The company is currently re-negotiating the level of contributions with the trustees. Contributions are expected to continue for the next ten years.
The valuations have been based upon the most recent full valuation performed on 15 January 2010 as updated by the actuaries to reflect the projected scheme liabilities at 31 December 2009. Scheme assets have been presented at their market value at 31 December 2009.
The defined benefit liability recognised at the end of the year and the statement of comprehensive income charge for the year are as follows:

In thousands of pounds	2009	2008

Balance sheet obligations for:
Pension benefits	4,581	2,898

Income statement charge for:
Pension benefits (note 9)	273	338

In thousands of pounds	2009	2008

Present value of funded obligations	13,828	11,071
Fair value of plan assets	(9,247)	(8,173)

Liability in the balance sheet	4,581	2,898

The present value of scheme liabilities has changed over the year as analysed below:

In thousands of pounds	2009	2008

Beginning of year	11,071	12,696
Current service cost	11	17
Interest cost	696	730
Actuarial loss / (gain) on plan liabilities	2,454	(2,122)
Benefits paid	(404)	(250)

End of year	13,828	11,071

Changes in the fair value of scheme assets are as set out below:

In thousands of pounds	2009	2008

Fair value of scheme assets at start of year	8,173	9,177
Expected return on scheme assets	579	554
Employer contributions	740	529
Benefits paid	(404)	(250)
Scheme administration costs borne by the group	(145)	(145)
Actuarial gain / (loss) on scheme assets	304	(1,692)

Fair value of scheme assets at end of year	9,247	8,173

The actual return on plan assets in the year was a gain of £883 thousand (2008: loss of £1,138 thousand).
The amounts recognised in the profit or loss are as follows:

In thousands of pounds	2009	2008

Current service cost	11	17
Interest on obligation	696	730
Expected return on scheme assets	(579)	(554)
Scheme administration costs borne by the group	145	145

Total, included in staff costs (note 9)	273	338

The cumulative amount recognised in the statement of other comprehensive income and expense in respect of actuarial losses is £402 thousand (2008: gain of £1,748 thousand).
The major categories of scheme assets and the proportion they represent of total scheme assets are as set out below:

In thousands of pounds	2009	2009	2008	2008
		Percentage		Percentage

Equity instruments	4,759	51%	3,781	46%
Debt instruments	4,419	48%	4,368	54%
Other	69	1%	24	0%

Pension assets	9,247	100%	8,173	100%

The history of experience gains and losses has been as follows:

In thousands of pounds	2009	2008	2007	2006	2005

At 31 December
Present value of defined benefit obligation	13,828	11,071	12,696	12,147	13,098
Fair value of plan assets	(9,247)	(8,173)	(9,200)	(8,573)	(7,774)

Deficit	4,581	2,898	3,496	3,574	5,324

Experience adjustments on plan liabilities	(2,454)	2,122	(243)	1,412	(1,086)

Experience adjustments on plan assets	304	(1,692)	22	149	715

The principal assumptions used by the actuaries in the preparation of their valuation are set out below. The assumptions used are selected from a range of possible outcomes and represent the best estimate at the balance sheet date. Due to the inherent subjectivity of this process the actual outcome may vary.

	2009	2008
	Percentage	Percentage

Discount rate	5.7%	6.4%
Expected return on scheme assets	6.5%	7.0%
Rate of increase in salaries	—	—
Price inflation	3.6%	2.8%
Pension increases:
Pensions accrued before 6 April 1997	—	—
Pensions accrued after 6 April 1997	3.6%	2.8%
The expected return on scheme assets has been determined based on the weighted average yield on 15 year AA rated corporate bonds and global equities.
The assumptions regarding future mortality experience are set out below:
The average life expectancy in years of a pensioner retiring at age 65, at the balance sheet date is as follows:

	2009	2008

Male	88.0	87.9
Female	90.6	90.5
The average life expectancy in years of a pensioner retiring at age 65, aged 45 years at the balance sheet date is as follows:

	2009	2008

Male	91.0	90.8
Female	93.6	93.4

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
23. Share capital and premium

	Number of shares in thousands			In thousands of pounds
		Redeemable		Ordinary	Deferred	Share
	Ordinary 5p	deferred shares 4p	Ordinary 1p	share capital	share capital	premium

01-Jan-08 Opening balance	264,998	—	—	13,250	—	9,578

25-Feb-08 Issue of share capital to finance the acquisition of DoveBid Inc.	185,000	—	—	9,250	—	9,250
25-Feb-08 Proceeds from shares issued	21,660	—	—	1,083	—	1,083
25-Feb-08 Less: cost of share issue	—	—	—	—	—	(1,039)

01-Jan-09 Opening balance	471,658	—	—	23,583	—	18,872

02-Jan-09 Sub-division of ordinary shares	(471,658)	471,658	471,658	(18,866)	18,866	—
25-Jun-09 Cancellation of own shares held	—	(4,239)	(4,239)	(42)	(170)	—
11-Sep-09 Proceeds from shares issued	—	—	265,723	2,657	—	2,126
11-Sep-09 Conversion of loan notes	—	—	241,288	2,413	—	1,923
11-Sep-09 Cancellation of redeemable deferred shares held	—	(467,419)	—	—	(18,696)	—
11-Sep-09 Less: cost of share issue	—	—	—	—	—	(426)

31-Dec-09 Closing balance	—	—	974,430	9,745	—	22,495

On 2 January, shareholders approved the sub-division of each issued 5p Ordinary share into one new 1p Ordinary share and one effectively worthless 4p Redeemable Deferred share. The company had the right at any time to redeem all of the Redeemable Deferred shares for an aggregate consideration of £0.01, and these were redeemed and cancelled on 25 June and 11 September. The Redeemable Deferred shares had no voting rights, no rights to dividends and negligible rights on a return of capital. The Redeemable Deferred shares were not listed on any stock exchange and were not capable of transfer. No share certificates were issued for any of the Redeemable Deferred shares.
On 25 June, the company cancelled 4,239 thousand 1p Ordinary shares and 4,239 thousand 1p Redeemable Deferred shares that it was holding.
On 11 September, in addition to cancelling the remaining Redeemable Deferred shares, the company issued 250,723 thousand new 1p Ordinary shares for cash, 241,288 thousand new 1p Ordinary shares in return for £4,500 thousand of 2011 convertible loan notes and 15,000 thousand new 1p Ordinary shares in settlement of a restructuring fee payable to the converting note holders.
The authorised share capital is set out in the table below:

In thousands of pounds	2009	2008

Authorised ordinary shares of 1p each 1,613,367 thousand	16,134	—
Authorised redeemable deferred shares of 4p each 471,658,157 thousand	—	—
Authorised ordinary shares of 5p each 700,000 thousand	—	35,000

Equity ordinary shares to be issued of 1p each (2008: 5p each) 5,420 thousand	542	542

Share based payments

All of the Share based payment arrangements entered into by the group are equity settled.
The weighted average exercise price and number of warrants and share options is set out below:

	Options
	Weighted
	average
	exercise price	Number of
	Pence per	shares
	share	Thousands

Outstanding at 1 January 2008	22p	27,564

Granted	9p	7,300
Lapsed or forfeited	22p	(2,781)

Outstanding at 1 January 2009	19p	32,083

Granted	2p	30,033
Lapsed or forfeited	22p	(6,949)

Outstanding at 31 December 2009	10p	55,167

Exercisable at 31 December 2009	10p	25,934
Exercisable at 31 December 2008	23p	23,619

Options outstanding at 31 December 2009 and 31 December 2008 had weighted average remaining contractual lives as follows:

At 31 December 2009:
Weighted average remaining contractual life	10.9

At 31 December 2008:
Weighted average remaining contractual life	6.5

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
Share options in issue at the year end are as follows:

	Exercise price	Vesting	Shares in thousands
Date of grant	in pence	condition	2009	2008

28-Sep-09	2.00	1	29,233	—
28-Sep-09	2.42	2	800	—
05-Dec-08	5.00	2	100	100
27-Jun-08	10.00	2	975	2,200
22-May-08	10.50	2	1,150	2,750
30-Jan-08	11.75	2	500	600
25-Jul-07	5.00	2	5,467	5,467
25-Jul-07	18.00	2	1,000	1,000
25-Jul-07	17.00	2	600	600
19-Jul-07	18.75	2	1,035	1,675
20-Nov-06	54.45	—	16	31
20-Nov-06	27.00	—	16	31
04-Mar-06	12.80	—	3,044	3,176
01-Apr-05	10.00	—	3,000	3,000
31-Dec-04	12.78	—	1,322	2,485
01-May-03	15.00	—	639	639
01-May-03	14.99	—	107	109
01-Jan-03	54.45	—	145	145
01-Jan-03	27.22	—	145	145
31-Oct-02	54.45	—	554	917
31-Oct-02	27.22	—	546	1,026
19-Oct-02	44.73	—	659	938
30-Aug-02	44.73	—	2,984	2,984
01-Mar-02	44.73	—	159	159
01-Oct-01	22.36	—	365	976
01-Oct-01	12.78	—	289	289
01-Sep-01	12.78	—	27	27
12-Dec-00	141.62	—	128	142
01-Sep-00	141.62	—	39	39
01-Aug-00	141.62	—	14	260
11-Jul-00	44.09	—	7	71
12-May-00	44.09	—	33	33
02-Mar-00	44.73	2	69	69

			55,167	32,083

Vesting Conditions:
Condition 1: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to a performance condition such that the market value of the company’s ordinary shares on, after or within 6 months prior to the date the relevant option first becomes exercisable must be equal to or greater than 130% of the market value of the company’s ordinary shares on the relevant date of grant.
Condition 2: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to earnings per share exceeding by 2% the RPI growth over any period of three consecutive financial years commencing no earlier than the financial year in which the relevant option is granted.
Other than as indicated, no further vesting or performance conditions apply.

As permitted by IFRS2 “Share based payments” no charge has been taken to the income statement for options vesting prior to 7 November 2002.
The fair value of services received in return for share options granted are measured by the fair value of those instruments. For grants in the current and prior years the pricing models used and inputs into those models were as follows:

	2009	2008

Valuation method	Black-Scholes	Black-Scholes
Share price at the date of grant	2p – 10p	3p – 10p
Expected volatility	58.3% – 38.5%	58.3% – 38.5%
Expected option life at grant date (years)	3	3
Risk-free interest rate	1.02% – 4.46%	1.02% – 4.46%
Weighted average fair value per option at the grant date	5p	5p
The calculation of expected volatility is performed taking into account historical movements in the market value of 1p ordinary shares in GoIndustry-DoveBid plc.
24. Own shares held in trust

In thousands of pounds

At 1 January 2008	(1,042)
Transfer of shares	68

At 1 January 2009	(974)

Cancellation of own Shares held	888
Transfer of shares	86

At 31 December 2009	—

Zero (2008: 6,493 thousand) 1p ordinary shares of GoIndustry-DoveBid plc are held in trust.
25. Other reserves

		Foreign	Share
	Acquisition	currency	options
In thousands of pounds	reserve	reserve	reserve	Total

At 1 January 2008	47,649	(807)	1,149	47,991

Currency translation differences	—	8,043	—	8,043
Share based payments	—	—	173	173

At 1 January 2009	47,649	7,236	1,322	56,207

Currency translation differences	—	(2,130)	—	(2,130
Share based payments	—	—	250	250

At 31 December 2009	47,649	5,106	1,572	54,327

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
26. Accumulated Losses

In thousands of pounds

At 1 January 2008	(41,989)

Actuarial gain on defined benefit pension scheme	430
Loss for the year	(30,323)

At 31 December 2008	(71,882)

Actuarial loss on defined benefit pension scheme	(2,150)
Loss for the year	(4,916)
Cancellation of shares	(888)

At 31 December 2009	(79,836)

27. Capital redemption reserves

In thousands of pounds

At 1 January 2008 and 2009	—

Cancellation of own shares held	18,908

At 31 December 2009	18,908

28. Operating lease arrangements

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	946	118	25	1,089
More than one but less than five years	1,338	203	10	1,551
More than five years	55	—	—	55

As at 31 December 2009	2,339	321	35	2,695

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	383	117	203	703
More than one but less than five years	1,713	435	271	2,419
More than five years	1,618	—	364	1,982

As at 31 December 2008	3,714	552	838	5,104

Operating lease rentals represent rentals payable by the group for certain of its office properties, motor vehicles and office equipment.
29. Contingent liability
Several group companies are parties to a lawsuit from a former employee in respect of alleged breaches of his contract of employment, which has been brought in the Australian courts. The total claim is for A$1,366 thousand (£766 thousand), including a claim for alleged damages in the amount of A$1,174 thousand (£658 thousand). The group’s view is that this claim is without merit and will be strongly contested.
30. Event after the balance sheet date
Part of the consideration for the acquisition of DoveBid, Inc. in 2008 was to be satisfied by the issue of up to 5,420,000 shares on the second anniversary of completion. On 25 February 2010, the company issued 5,420,000 1p Ordinary shares to the vendors of DoveBid, Inc. in full satisfaction of this obligation.

31. Significant investments
The table below sets out the significant members of the GoIndustry DoveBid group. DoveBid, Inc., GoIndustry AG and GoIndustry Nordic AB are direct subsidiaries of GoIndustry-DoveBid plc while the remaining companies are direct or indirect subsidiaries of GoIndustry AG or DoveBid, Inc. All of the companies listed below are included in the consolidated accounts.

	Country of	Ownership/
Company name	incorporation	Voting Control	Principal activity

1 AssetTRADE.com, Inc.	USA	100%	Holding company
2 DoveBid (S) Pte. Ltd.	SINGAPORE	100%	Asset sales and services
3 DoveBid Trading France Sarl	FRANCE	100%	Asset sales and services
4 DoveBid UK Limited	UK	100%	Asset sales and services
5 DoveBid Valuation Consultants, Inc	USA	100%	Asset sales and services
6 DoveBid, Inc.	USA	100%	Asset sales and services
7 GoIndustry (Austria) GmbH	AUSTRIA	100%	Asset sales and services
8 GoIndustry (Canada) Limited	CANADA	100%	Asset sales and services
9 GoIndustry (UK) Limited	UK	100%	Asset sales and services
10 GoIndustry AG	GERMANY	100%	Asset sales and services
11 GoIndustry Deutschland GmbH	GERMANY	100%	Asset sales and services
12 GoIndustry Operations Limited	UK	100%	Asset sales and services
13 GoIndustry Operations, Inc.	USA	100%	Holding company
14 GoIndustry Quippo Valuers & Auctioneers Pvt. Ltd.	INDIA	50%	Asset sales and services
15 GoIndustry Trading Limited	UK	100%	Asset sales and services
16 GoIndustry USA, Inc.	USA	100%	Asset sales and services
17 GoIndustry-DoveBid (Asia) Limited	HONG KONG	100%	Asset sales and services
18 GoIndustry-DoveBid (Australia) Pty. Ltd.	AUSTRALIA	100%	Asset sales and services
19 GoIndustry-DoveBid (Hong Kong) Limited	HONG KONG	100%	Asset sales and services
20 GoIndustry-DoveBid (Malaysia) Sdn. Bhd.	MALAYSIA	70%	Asset sales and services
21 GoIndustry-DoveBid (Shanghai) Co. Limited	CHINA	100%	Asset sales and services
22 GoIndustry-Dovebid (Taiwan) Ltd	TAIWAN	100%	Asset sales and services
23 GoIndustry-DoveBid (Thailand) Limited	THAILAND	100%	Asset sales and services
24 GoIndustry DoveBid Japan K.K.	JAPAN	100%	Asset sales and services
25 GoIndustry-DoveBid Korea Co. Ltd.	KOREA	100%	Asset sales and services
26 GoIndustry-DoveBid Mexico SA de CV	MEXICO	100%	Asset sales and services
27 GoIndustry-DoveBid Philippines, Inc.	PHILIPPINES	100%	Asset sales and services
28 GoIndustry-DoveBid Valuation (Thailand) Limited	THAILAND	100%	Asset sales and services

Company statement of financial position
As at 31 December 2009

In thousands of pounds	Note	2009	2008

Non-current assets
Intangible assets	3	—	5
Investments in subsidiaries	4	22,873	31,651
Investment in associate	5	—	68
Loans to subsidiary undertakings		8,975	15,986

		31,848	47,710

Current assets
Trade and other receivables	6	81	30
Cash and cash equivalents	7	3,073	4,353

		3,154	4,383

Total assets		35,002	52,093

Current liabilities
Trade and other payables	8	814	552
Borrowings	9	—	4,970

		814	5,522

Non-current liabilities
Borrowings	9	500	—

		500	—

Total liabilities		1,314	5,522

Net assets		33,688	46,571

Capital and reserves attributable to equity holders of the company
Called-up equity share capital	10	9,745	23,583
Share premium	10	22,495	18,872
Shares to be issued	10	542	542
Own shares held in trust	11	—	(974)
Capital redemption reserve	12	18,908	—
Other reserves	13	20,196	19,946
Accumulated losses	14	(38,198)	(15,398)

Total equity		33,688	46,571

The notes on pages 47 to 52 are an integral part of these company financial statements.
The financial statements were approved by the board of directors and authorised for issue on 14 May 2010. They were signed on its behalf by:

Jack Reinelt Chief Executive Officer	David Horne Chief Financial Officer

Company statement of changes in equity

			Capital		Own
			redem-	Shares	shares	Acquis-	Share	Accum-
	Share	Share	ption	to be	held in	ition	options	ulated
In thousands of pounds	capital	premium	reserve	issued	trust	reserve	reserve	losses	TOTAL

At 1 January 2008	13,250	9,578	—	—	(1,042)	18,624	944	(1,138)	40,216

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	(14,260)	(14,260)
Transactions with owners:
Issue of share capital to finance the acquisition of DoveBid, Inc.	9,250	9,250	—	—	—	—	—	—	18,500
Shares issued as consideration for the acquisition of DoveBid, Inc.	1,083	1,083	—	542	—	—	—	—	2,708
Less: cost of share issue	—	(1,039)	—	—	—	—	—	—	(1,039)
Share based payments	—	—	—	—	—	—	378	—	378
Transfer of shares	—	—	—	—	68	—	—	—	68

Total transaction with owners:	10,333	9,294	—	542	68	—	378	—	20,615

At 1 January 2009	23,583	18,872	—	542	(974)	18,624	1,322	(15,398)	46,571

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	(21,912)	(21,912)
Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	(888)	—
New shares issued	2,657	2,126	—	—	—	—	—	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	4,336
Less: cost of share issue	—	(426)	—	—	—	—	—	—	(426)
Share based payments	—	—	—	—	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	86

Total transaction with owners:	(13,838)	3,623	18,908	—	974	—	250	(888)	9,029

At 31 December 2009	9,745	22,495	18,908	542	—	18,624	1,572	(38,198)	33,688

The notes on pages 47 to 52 are an integral part of these company financial statements

Company statement of cash flows
For the year ended 31 December 2009

In thousands of pounds	2009	2008

Cash flows from operating activities
Loss before income tax	(21,912)	(14,260)
Adjustments for:
Share based payments	130	125
Net interest expense / (income)	713	(323)
Amortisation	5	3
Impairment of investments	11,564	14,912
Changes in working capital:
Decrease / (Increase) in trade and other receivables	4,448	(7,587)
(Decrease) / Increase in amounts due from trade payables	262	64

Operating cash flows before interest and taxes	(4,790)	(7,066)

Interest paid	(757)	(267)
Interest received	314	590

Net cash used in operating activities	(5,233)	(6,743)

Cash flows from investing activities
Investment in subsidiary undertakings	—	(12,803)
Investment in associate	—	(68)

Net cash used in investing activities	—	(12,871)

Cash flows from financing activities
Proceeds on issue of shares	4,087	17,461
(Decrease) / Increase in bank loans, loan notes and overdrafts	(134)	1,980

Net cash from financing activities	3,953	19,441

Net decrease in cash and cash equivalents	(1,280)	(173)

Cash and cash equivalents at beginning of year	4,353	4,526

Cash and cash equivalents at end of year	3,073	4,353

The notes on pages 47 to 52 are an integral part of these company financial statements

Notes to the company financial statements
For the year ended 31 December 2009
1. Summary of significant accounting policies
Basis of preparation
The company has elected to prepare its financial statements in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU as at 31 December 2009 (‘adopted IFRS’). The financial statements are presented under the historical cost convention.
The accounting policies applied by the GoIndustry DoveBid group are described in detail in note 2 to the consolidated accounts. The other important company accounting policies are summarised below.
Loss for the year
The company has taken advantage of section 408 of the Companies Act 2006 and consequently has not presented a statement of comprehensive income for the company alone. The company made a loss of £21,912 thousand in the year (2008: £14,260 thousand loss). There was no other recognised income or expense in the year (2008: nil).
Investments
Investments in subsidiaries are recorded at cost less any provision for impairment losses.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the company financial statements at cost.
2. Financial risk management
The company’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a) Foreign exchange risk
The company’s exposure to foreign exchange risk is limited as it does not engage in trading activity. The company does enter into transactions with overseas group undertakings, but these are denominated predominantly in sterling. Where balances with group undertakings denominated in foreign currency do exist these are long-standing and therefore changes in foreign exchange rates do not have any impact on cash flows.
(b) Interest rate risk
The convertible loan notes are at a fixed interest rate of 12% and therefore the company is not subject to cash flow interest rate risk.
Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the company that they are holding. The company is subject to credit risk on its bank deposits. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits.

Notes to the company financial statements continued
For the year ended 31 December 2009
The table below sets out the maturity profile of the company’s financial assets and liabilities:

	2009
		Recog-	Contra-	Total
	Effective	nised	ctual	Contra-
	interest	asset /	interest	ctual	6 months	6-12	1-5
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	years

Loans to subsidiary undertakings	—	8,975	—	8,975	—	—	8,975
Bank deposits	2%	3,073	—	3,073	3,073	—	—
Amortised cost:
Trade payables	—	(118)	—	(118)	(118)	—	—
Amounts payable to subsidiary undertakings	—	(285)		(285)	(285)	—	—
Accrued expenses	—	(371)	—	(371)	(371)	—	—
Convertible loan notes	12%	(500)		(500)	—	—	(500)

		10,774	—	10,774	2,299	—	8,475

	2008
	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months	6-12
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	1-5 years

Loans to subsidiary undertakings	—	15,986	—	15,986	—	—	15,986
Bank deposits	6%	4,353	—	4,353	3,662	—	691
Amortised cost:
Trade payables	—	(100)	—	(100)	(100)	—	—
Amounts payable to subsidiary undertakings	—	(220)	—	(220)	(220)	—	—
Accrued expenses	—	(207)	—	(207)	(207)	—	—
Borrowings	4%	(1,980)	—	(1,980)	(1,980)	—	—
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—

		14,842	(60)	14,782	(1,895)	—	16,677

3. Intangible Assets

Software and
systems
In thousands of pounds	development

Cost:
At 1 January 2008	10
Additions	—

At 1 January 2009	10
Additions	—

At 31 December 2009	10

Accumulated depreciation:
At 1 January 2008	2
Charge for the year	3

At 1 January 2009	5
Charge for the year	5

At 31 December 2009	10

Net book value:
At 31 December 2009	—

At 1 January 2009	5
At 1 January 2008	8

4. Investment in subsidiaries

In thousands of pounds

At 1 January 2008	30,731

Acquisition of DoveBid, Inc.	15,511
Impairment of investments	(14,912)
Capital contribution to subsidiary undertaking	321

At 1 January 2009	31,651
Impairment of investments	(11,496)
Capital contribution to subsidiary undertaking	206
Additional investment in subsidiary	2,512

At 31 December 2009	22,873

An impairment review was performed on the company investments resulting in a charge of £11,496 thousand. Full details of the assumptions underlying the impairment calculations are set out in note 16 to the consolidated accounts.
Further details of the investments held by the company are contained in note 31 to the consolidated accounts.
5. Investment in associate

In thousands of pounds	2009	2008

Investment in ZetaBid associate	—	68

Notes to the company financial statements continued
For the year ended 31 December 2009
6. Trade and other receivables

In thousands of pounds	2009	2008

Current
Taxes Receivable	68	—
Prepayments	13	30

	81	30

7. Cash and cash equivalents

In thousands of pounds	2009	2008

Own cash on hand and at bank	100	—
Short-term bank deposits	2,973	4,353

	3,073	4,353

8. Trade and other payables

In thousands of pounds	2009	2008

Trade payables	118	100
Amounts payable to subsidiary undertakings	285	220
Social security and other taxes	40	25
Accrued expenses	371	207

	814	552

9. Borrowings

In thousands of pounds	2009	2008

Current
Bank loans and overdrafts	—	1,980
Convertible loan notes	—	2,990

	—	4,970

In thousands of pounds	2009	2008

Non-current
Convertible loan notes	500	—
The convertible loan notes are denominated in sterling, mature on 31 December 2011 and bear interest at 12% per annum, payable quarterly in arrears. The notes are convertible at any time into 1p Ordinary shares at a price of 2.8p per share.

10. Share capital and premium

	Number of shares in thousands			In thousands of pounds
		Redeemable
		deferred		Ordinary	Deferred	Share
	Ordinary 5p	shares	Ordinary 1p	Share Capital	Share Capital	premium

01-Jan-08 Opening balance	264,998	—	—	13,250	—	9,578

25-Feb-08 Issue of share capital to finance the acquisition of DoveBid, Inc.	185,000	—	—	9,250	—	9,250
25-Feb-08 Proceeds from shares issued	21,660	—	—	1,083	—	1,083
25-Feb-08 Less: cost of share issue	—	—	—	—	—	(1,039)

01-Jan-09 Opening balance	471,658	—	—	23,583	—	18,872

02-Jan-09 Sub-division of ordinary shares	(471,658)	471,658	471,658	(18,866)	18,866	—
25-Jun-09 Cancellation of own shares held	—	(4,239)	(4,239)	(42)	(170)	—
11-Sep-09 Proceeds from shares issued	—	—	265,723	2,657	—	2,126
11-Sep-09 Conversion of loan notes	—	—	241,288	2,413	—	1,923
11-Sep-09 Cancellation of redeemable deferred shares held	—	(467,419)	—	—	(18,696)	—
11-Sep-09 Less: cost of share issue	—	—	—	—	—	(426)

31-Dec-09 Closing balance	—	—	974,430	9,745	—	22,495

The authorised share capital is set out in the table below:

In thousands of pounds	2009	2008

Authorised ordinary shares of 1p each 1,613,367 thousand	16,134	—
Authorised redeemable deferred shares of 4p each 471,658,157	—	—
Authorised ordinary shares of 5p each 700,000 thousand	—	35,000

Equity ordinary shares to be issued of 1p each (2008: 5p each) 5,420 thousand	542	542

On 2 January, shareholders approved the sub-division of each issued 5p Ordinary share into one new 1p Ordinary share and one effectively worthless 4p Redeemable Deferred share. The company had the right at any time to redeem all of the Redeemable Deferred shares for an aggregate consideration of £0.01, and these were redeemed and cancelled on 25 June and 11 September. The Redeemable Deferred shares had no voting rights, no rights to dividends and negligible rights on a return of capital. The Redeemable Deferred shares were not listed on any stock exchange and were not capable of transfer. No share certificates were issued for any of the Redeemable Deferred shares.
On 25 June, the company cancelled 4,239 thousand 1p Ordinary shares and 4,239 thousand 1p Redeemable Deferred shares that it was holding.
On 11 September, in addition to cancelling the remaining Redeemable Deferred shares, the company issued 250,723 thousand new 1p Ordinary shares for cash, 241,288 thousand 1p Ordinary shares in return for £4,500 thousand of 2011 convertible loan notes and 15,000 thousand new 1p Ordinary shares in settlement of a restructuring fee payable to the converting note holders.
11. Own shares held in trust

In thousands of pounds

At 1 January 2008	(1,042)

Transfer of shares	68

At 1 January 2009	(974)

Cancellation of own Shares held	888
Transfer of shares	86

At 31 December 2009	—

Zero (2008: 6,943 thousand) 1p ordinary shares of GoIndustry-DoveBid plc are held in trust.

Notes to the company financial statements continued
For the year ended 31 December 2009
12. Capital redemption reserves

In thousands of pounds

At 1 January 2008 and 2009	—

Cancellation of own shares held	18,908

At 31 December 2009	18,908

13. Other reserves

		Share
	Acquisition	options
In thousands of pounds	reserve	reserve	Total

At 1 January 2008	18,624	944	19,568

Share based payments	—	57	57
Capital contribution to subsidiary undertaking	—	321	321

At 31 December 2008	18,624	1,322	19,946

Share based payments	—	44	44
Capital contribution to subsidiary undertaking	—	206	206

At 31 December 2009	18,624	1,572	20,196

The acquisition reserve arose on the reverse acquisition of GoIndustry AG by GoIndustry-DoveBid plc.
14. Accumulated losses

In thousands of pounds

At 1 January 2008	(1,138)
Loss for the year	(14,260)

At 1 January 2009	(15,398)

Loss for the year	(21,912)
Cancellation of shares	(888)

At 31 December 2009	(38,198)

15. Related party transactions
During the year the company has entered into transactions with subsidiary companies of the GoIndustry DoveBid group of £2,038 thousand (2008: £958 thousand) comprising of interest, management fees and loans. Balances with these companies at 31 December 2009 and 2008 are detailed in note 8 and the statement of financial position.
The total remuneration of the key management of GoIndustry-DoveBid plc (the company) in the year was as follows:

In thousands of pounds	2009	2008

Short-term employee benefits	410	1,588
Post-employment benefits	173	79
Share based payments	44	99

	627	1,766

Independent auditor’s report
We have audited the group and parent company financial statements on pages 13 to 53.
This report is made solely to the company’s members, as a body, in accordance with section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.
Respective responsibilities of directors and auditors
The directors’ responsibilities for preparing the Annual Report and the financial statements in accordance with applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union (“EU”) are set out in the Statement of Directors’ Responsibilities.
Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).
We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements have been properly prepared in accordance with the Companies Act 1985. We also report to you whether in our opinion the information given in the Directors’ Report is consistent with the financial statements. The information given in the Directors’ Report includes that specific information presented in the Chairman’s Statement that is cross referenced from the business review section of the Directors’ Report.
In addition we report to you, if in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.
We read other information contained in the Annual Report and consider whether it is consistent with the audited financial statements. The other information comprises only the Directors’ Report and the Chairman’s Statement. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.
Basis of audit opinion
We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s and company’s circumstances, consistently applied and adequately disclosed.
We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.
Opinion
In our opinion:
•	the group financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the group’s affairs as at 31 December 2008 and of its loss for the year then ended;

•	the parent company financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union as applied in accordance with the provisions of the Companies Act 1985, of the state of the parent company’s affairs as at 31 December 2008;

•	the financial statements have been properly prepared in accordance with the Companies Act 1985; and

•	the information given in the Directors’ Report is consistent with the financial statements.
/s/ BAKER TILLY UK AUDIT LLP
Registered Auditor
Chartered Accountants
2 Bloomsbury Street
London WC1B 3ST
25 June 2009

12 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

Consolidated income statement
For the year ended 31 December 2008

		2008				2007
		Before				Before
		except-				except-
		ional				ional
		items	Except-			items	Except-
		and	ional	Other		and	ional	Other
		other	items	charges		other	items	charges
In thousands of pounds	Note	charges	(note 6)	(note 7)	Total	charges	(note 6)	(note 7)	Total

Revenue	5	36,898	—	—	36,898	29,105	—	—	29,105
Cost of sales		(13,681)	—	—	(13,681)	(11,333)	—	—	(11,333)

Direct profit		23,217	—	—	23,217	17,772	—	—	17,772

Administrative expenses		(27,200)	(23,758)	(788)	(51,746)	(16,749)	(369)	(866)	(17,984)

Operating (loss)/profit	8	(3,983)	(23,758)	(788)	(28,529)	1,023	(369)	(866)	(212)

Finance costs
Interest income	11	369	—	—	369	405	—	—	405
Finance costs	11	(698)	—	—	(698)	(776)	—	—	(776)

Share of loss of associate	18	(27)	—	—	(27)	—	—	—	—

(Loss)/profit before income tax		(4,339)	(23,758)	(788)	(28,885)	652	(369)	(866)	(583)
Income tax expense	12	(73)	—	—	(73)	(233)	—	—	(233)

(Loss)/profit for the year from continuing operations		(4,412)	(23,758)	(788)	(28,958)	419	(369)	(866)	(816)

Loss for the year from discontinued operations	13				(1,303)				—

Loss for the year					(30,261)				(816)

Attributable to:
Equity holders of the company					(30,323)				(795)
Minority interests					62				(21)

					(30,261)				(816)

Loss per share for loss from continuing operations attributable to equity holders of the company during the year (expressed in pence per share)
Basic	14				(6.6p )				(0.3p )
Diluted	14				(6.6p )				(0.3p )

Loss per share for loss attributable to equity holders of the company during the year (expressed in pence per share)
Basic	14				(6.9p )				(0.3p )
Diluted	14				(6.9p )				(0.3p )
The notes on pages 17 to 45 are an integral part of these consolidated financial statements.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 13

Consolidated statement of recognised income and expense
For the year ended 31 December 2008

In thousands of pounds	Note	2008	2007
			(restated)

Exchange gains/(losses) on translation of foreign subsidiaries	26	8,043	(67)
Actuarial gains/(losses) on defined benefit pension scheme	23	430	(226)

Net income/(expense) recognised directly in equity		8,473	(293)

Loss for the year		(30,261)	(816)

Total recognised income and expense for the year		(21,788)	(1,109)

Attributable to:
Equity holders of the company		(21,850)	(1,088)
Minority interest		62	(21)

		(21,788)	(1,109)

The notes on pages 17 to 45 are an integral part of these consolidated financial statements.

14 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

Consolidated balance sheet
As at 31 December 2008

In thousands of pounds	Note	2008	2007
			(restated)

Non-current assets
Property, plant and equipment	16	1,429	1,158
Intangible assets	17	35,750	25,066
Investment in associate	18	28	—

		37,207	26,224

Current assets
Inventories		2,743	888
Trade and other receivables	19	10,853	10,002
Cash and cash equivalents	20	18,037	14,797

		31,633	25,687

Total assets		68,840	51,911

Current liabilities
Trade and other payables	21	27,803	14,438
Borrowings	22	6,722	3,092
Convertible loan notes	22	2,990	—
Subordinated loan notes	22	258	—

		37,773	17,530

Non-current liabilities
Trade and other payables	21	1,094	—
Convertible loan notes	22	—	2,990
Subordinated loan notes	22	546	—
Retirement benefit obligations	23	2,898	3,519

		4,538	6,509

Total liabilities		42,311	24,039

Net assets		26,529	27,872

Equity
Ordinary shares	24	23,583	13,250
Share premium	24	18,872	9,578
Shares to be issued	24	542	—
Own shares held	25	(974)	(1,042)
Other reserves	26	56,207	47,991
Accumulated losses	27	(71,882)	(41,989)

Capital and reserves attributable to equity holders of the company		26,348	27,788

Minority interests		181	84

Total equity		26,529	27,872

The notes on pages 17 to 45 are an integral part of these consolidated financial statements.
The financial statements were approved by the board of directors and authorised for issue on 25 June 2009. They were signed on its behalf by:

Neville Davis	David Horne
Non-executive Chairman	Chief Financial Officer

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 15

Consolidated cash flow statement
For the year ended 31 December 2008

In thousands of pounds	2008	2007
		(restated)

Cash flows from operating activities
Loss before tax	(28,885)	(583)
Adjustments for:
Depreciation	360	240
Amortisation	672	25
Goodwill impairment charge	19,378	—
Net interest expense	329	371
Share based payments	241	866
Net retirement benefit cost	176	126
Share of loss of associate	27	—
Changes in working capital:
(Increase)/decrease in inventories	(1,855)	195
Decrease/(increase) in accounts receivable	1,785	(773)
Increase in accounts payable	1,209	563
Decrease in provisions	(367)	(548)

Operating cash flows before interest and taxes	(6,930)	482

Interest paid	(698)	(776)
Income and corporation taxes paid	(108)	(170)
Interest received	369	405

Net cash used in operating activities	(7,367)	(59)

Cash flows from investing activities
Purchases of property, plant and equipment	(471)	(432)
Purchases of intangible assets	(1,786)	(153)
Loan granted to associate	(55)	—
Disposal of subsidiary	(129)	—
Acquisition of subsidiary net of cash acquired (note 15)	(7,044)	—

Net cash used in investing activities	(9,485)	(585)

Cash flows from financing activities
Proceeds on issue of shares	17,461	6,577
Increase/(decrease) in bank loans and overdrafts	3,379	(846)
Repayment of mortgage	—	(63)
Subsidiary company dividend paid to minority shareholder	—	(71)

Net cash from financing activities	20,840	5,597

Net increase in cash and cash equivalents	3,988	4,953

Cash and cash equivalents at beginning of year	14,797	9,911
Effect of foreign exchange rate changes	(748)	(67)

Cash and cash equivalents at end of year	18,037	14,797

The notes on pages 17 to 45 are an integral part of these consolidated financial statements.

16 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

Notes to the consolidated financial statements
For the year ended 31 December 2008
1. General information
GoIndustry-DoveBid plc (formerly GoIndustry plc) (‘the company’) and its subsidiaries (together ‘the group’) is a global market leader in the service, management, and disposal of surplus industrial assets. The group has offices in locations across Europe, North America, and Asia.
The company is a public limited company incorporated and domiciled in the United Kingdom. The address of its registered office is 1-6 Lombard Street, London, EC3V 9JU.
The company is listed on the Alternative Investment Market (AIM) of the London Stock Exchange.
2. Summary of significant accounting policies
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all of the years presented unless otherwise stated.
Basis of preparation
These consolidated financial statements include the accounts of GoIndustry-DoveBid plc and all of its subsidiaries made up to 31 December each year.
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU and IFRIC interpretations as at 31 December 2008 (‘adopted IFRS’) and the Companies Act 1985 applicable to companies reporting under IFRS.
The financial statements are presented in Sterling, rounded to the nearest thousand, and have been prepared on a historical cost basis.
The comparative financial information has been restated such that all client cash held is now reported within the consolidated balance sheet with a corresponding liability shown as amounts due to clients. In the financial statements for the year ended 31 December 2007 those client cash balances for which the group did not enjoy the economic benefits of holding the cash were excluded from the consolidated balance sheet. As a result, the balances reported for cash and amounts due to clients as at 31 December 2007 have increased by £4,848 thousand.
The preparation of financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4.
(a)	Standards, amendments and interpretations effective in 2008
•	IFRIC 11, ‘IFRS 2 – Group and treasury share transactions’. This interpretation provides further clarification on the treatment of certain share based payment transactions. It identifies whether a transaction is equity or cash settled where the shares involved are transferred by a third party as well as giving guidance on the treatment in the accounts of a subsidiary where its parent directly makes share based payments to the employees of the subsidiary.
•	IFRIC 14, ‘IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction’. This interpretation provides guidance on assessing the limit in IAS 19 on the amount of surplus that can be recognised as an asset. As the group has a pension liability, the adoption of this standard does not have any impact on the consolidated financial statements.
(b)	Standards, amendments and interpretations effective in 2008 but not relevant
The following standards, amendments and interpretations to published standards are mandatory for accounting periods beginning on or after 1 January 2008 but are not relevant to the group:
•	IFRIC 12, ‘Service concession arrangements’.
(c)	Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the group
The following standards, amendments and interpretations to existing standards have been published and are mandatory for the group’s accounting periods beginning on or after 1 January 2009 or later periods, but the group has not early adopted them:
•	IAS 1 (revised), ‘Presentation of financial statements’ (effective from 1 January 2009 and endorsed by the EU in December 2008). The revised standard requires ‘non-owner’ changes in equity to be presented separately from owner changes in equity, with all non-owner changes in equity to be shown in a performance statement.
•	IAS 1 (amendment), ‘Presentation of financial statements’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment clarifies the disclosure of held-for-trading assets and liabilities between current and non-current assets and liabilities.

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Notes to the consolidated financial statements continued
For the year ended 31 December 2008
•	IAS 19 (amendment), ‘Employee benefits’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment makes a number of changes to accounting for defined benefit pension schemes.

•	IAS 23 (amendment), ‘Borrowing costs’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment to the standard requires an entity to capitalise borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset (one that takes a significant period of time to get ready for use or sale) as part of the cost of the asset. The option of immediately expensing those borrowing costs will be removed.

•	IAS 36 (amendment), Impairment of assets’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment clarifies the disclosure requirements for impairment tests.

•	IAS 38 (amendment), ‘Intangible assets’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment clarifies the treatment of prepayments for intangible assets and deletes the wording that states that there is ‘rarely, if ever’ support for use of a method that results in a lower rate of amortisation than the straight-line method.

•	IAS 39 (amendment), ‘Financial instruments: Recognition and measurement’ (effective from 1 January 2009, subject to endorsement by the EU). The amendment makes a number of changes to accounting for financial instruments.

•	IFRS 2 (amendment), ‘Share-based payment’ (effective from 1 January 2009 and endorsed by the EU in December 2008). This amendment clarifies the accounting treatment of vesting conditions and cancellations.

•	IFRS 3 (amendment), ‘Business combinations’ (effective from 1 July 2009, subject to endorsement by the EU), and consequential amendments to IAS 27, ‘Consolidated and separate financial statements’, IAS 28, ‘Investments in associates’, and IAS 31 ‘Interests in Joint Ventures. The amendment to IFRS 3 revises the application of the acquisition method of accounting for business combinations and should be applied prospectively from 1 January 2010.

•	IFRS 5 (amendment), ‘Non-current assets held-for-sale and discontinued operations’ (and consequential amendments to IFRS 1 ‘First-time adoption’) (effective from 1 July 2009, subject to endorsement by the EU). This amendment clarifies that all of a subsidiary’s assets and liabilities are classified as held-for-sale if a partial disposal sale plan results in loss of control.

•	IFRS 8, ‘Operating segments’ (effective from 1 January 2009 and endorsed by the EU in December 2007). IFRS 8 replaces IAS 14, ‘Segment reporting’ and requires the group to take a ‘management approach’, under which segment information is presented on the same basis as that used for internal reporting purposes.
(d)	Interpretations to existing standards that are not yet effective and not relevant to the group:
The following interpretations to existing standards have been published and are mandatory for the group’s accounting periods beginning on or after 1 January 2009 or later but are not relevant to the group:
•	IFRS 1, (amendment), ‘First time adoption of IFRS’ and IAS 27, ‘Consolidated and separate financial statements’.

•	IAS 16 (amendment), ‘Property, plant and equipment’ (and consequential amendment to IAS 7, ‘Statement of cash flows’).

•	IAS 20 (amendment), ‘Accounting for government grants and disclosure of government assistance’.

•	IAS 27 (amendment) and IAS 27 (revised), ‘Consolidated and separate financial statements’.

•	IAS 28 (amendment), ‘Investment in associates’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’).

•	IAS 29 (amendment), ‘Financial reporting in hyperinflationary economies’.

•	IAS 31 (amendment), ‘Interests in joint ventures’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’).

•	IAS 32 (amendment), ‘Financial instruments: Presentation’ and IAS 1 (amendment) ‘Presentation of financial statements — Puttable financial instruments and obligations arising on liquidation’.

•	IAS 40 (amendment), ‘Investment property’ (and consequent amendments to IAS 16, ‘Property, plant and equipment’).

•	IAS 41 (amendment), ‘Agriculture’.

•	IFRIC 13, ‘Customer loyalty programmes’.

•	IFRIC 15, ‘Agreements for construction of real estates’.

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•	IFRIC 16, ‘Hedges of a net investment in a foreign operation’.
•	IFRIC 17, ‘Transfers of non-cash assets from owners’.
•	IFRIC 18, ‘Transfers of assets from customers’.
Going concern
The group had net current liabilities as at 31 December 2008 of £6,140 thousand. The directors have considered the implications for going concern below.
The board remains satisfied with the group’s funding and liquidity position. The main sources of debt funding are the bank facilities from Barclays Bank plc in the United Kingdom and PNC Bank in the United States of America, and the convertible loan notes. The group also holds subordinated loan notes that were acquired as part of the acquisition of DoveBid, Inc.
As highlighted in note 22 to the financial statements, the group meets its day to day working capital requirements from its cash and overdraft facilities. Subsequent to 31 December 2008, management has renegotiated each of the main sources of debt funding, as follows:
•	The Barclays Bank plc facility has been reduced from £2 million to £1 million and will be repaid before the end of 2009.

•	The PNC Bank facilities have been reorganised into a new $2 million working capital facility; the existing working capital facility of $3 million has been converted to a term loan with a five year amortisation with an initial period of 3 years; and the principal deal facility has been reduced from $7 million to $5 million.

•	The £3 million convertible loan notes maturing in May 2009 have been redeemed, and £5 million of new convertible loan notes have been issued.
The board remains mindful regarding the uncertainties inherent in the current economic climate. The group’s forecasts and projections, taking account of reasonable changes in trading performance given these uncertainties, show the group operating within its current facilities.
The board has reviewed the new arrangements in light of the current trading expectations and believes that they provide sufficient headroom going forward. Forecasts reviewed by the board, including forecasts adjusted for worse economic conditions together with appropriate cost reduction measures already in place show continued compliance with covenants, and sufficient available working capital facilities.
On the basis of these forecasts, both base case and sensitised as described above, and given the level of available facilities, the board has concluded that the going concern basis of preparation continues to be appropriate.
Consolidation
Subsidiaries are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.
The purchase method of accounting is used to account for the acquisition of subsidiaries by the group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.
Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the consolidated financial statements using the equity method.
The group’s share of its associate’s post-acquisition profits or losses is recognised in the income statement. The cumulative post-acquisition movements are adjusted against the carrying value of the investment.

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Notes to the consolidated financial statements continued
For the year ended 31 December 2008
Segment reporting
A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. The group presents segmental analysis by geography and class of business. The primary segmentation is geographical. Each geographical segment is engaged in providing products or services within a particular economic environment that are subject to risks and returns that are different from those of segments operating in other economic environments. Assets and liabilities are allocated according to their physical location. A business segment is a component of the group that is engaged in providing related products and services and is subject to risks and returns that are different from those of other business segments.
Foreign currency translation
(a)	Functional and presentation currency
Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in ‘Sterling’ (‘£’), which is the company’s functional and presentation currency.
(b)	Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.
(c)	Group companies
The results and financial position of all the group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
(i)	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(ii)	income and expenses for each income statement are translated at weighted average monthly exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and all resulting exchange differences are recognised as a separate component of equity.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings are taken to shareholders’ equity. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are recognised in the income statement as part of the gain or loss on sale.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
Revenue recognition
Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts.
The primary business of the Group is the provision of services associated with the valuation and sale of used industrial equipment. In such circumstances group companies act as an agent on behalf of their clients, and revenues represent commissions or fees charged to clients in connection with the provision of these services. Group companies may also take a position as a principal whereby they purchase and sell equipment on their own behalf. On these occasions revenues represent the percentage ownership of the value of the equipment being sold with the cost of such equipment being reported within inventory at the time of purchase and as cost of sales at the time of sale.
Revenue is recognised when it is probable that the economic benefits will flow to the Group, when the revenues and associated costs can be reliably measured and when the stage of completion of the transaction at the balance sheet date can also be reliably measured. In addition in the case of principal sales of equipment the group company must have transferred to the buyer the significant risks and rewards of ownership of those goods, and must retain no significant managerial involvement with, nor control over, those goods.
In the case of agency sales a buyer will usually be identified, the sale price agreed and the buyer invoiced on behalf of the client before the Group invoices the client. Accrued income receivable represents an accrual for such work completed on behalf of clients but not yet invoiced to the client. Accruals are estimated based on the expected proceeds from the sale of client owned equipment, agreed commission rates and other contractual terms.

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Employee benefits
(a)	Pension obligations
The group has both defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which the group pays fixed contributions into a separate entity. The group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan. Typically defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.
The defined benefit plan, the Henry Butcher Pension and Life Assurance Scheme, is operated by GoIndustry UK Limited. GoIndustry UK Limited is obliged to make sufficient contributions to an externally administered fund in order to satisfy future pension obligations. The Scheme was closed to new members with effect from 1 January 2002, and with effect from 31 December 2004 accrual of benefits in the Scheme ceased and active members contributed to a defined contribution scheme. The liability recognised in the balance sheet in respect of the defined benefit scheme is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised past-service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.
Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in the statement of recognised income and expense (SoRIE) in the period in which they arise.
For defined contribution plans, the group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The group has no further payment obligations once the contributions have been paid. The contributions are recognised as employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.
(b)	Share-based compensation
The group operates a number of equity-settled, share-based compensation plans. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the entity revises its estimates of the number of options that are expected to vest. It recognises the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.
The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.
Leases
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.
Current and deferred income tax
The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.

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Notes to the consolidated financial statements continued
For the year ended 31 December 2008
Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.
Property, plant and equipment
All property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Buildings	Period of lease
Vehicles	4 years
Furniture, fittings and equipment	3 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Intangible assets
(a)	Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in ‘intangible assets’. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.
Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The company allocates goodwill to each geographical business unit.
Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.
(b)	Customer relationships
Customer relationships acquired in a business combination are recognised at fair value at the acquisition date. The customer relationships have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the customer relationship, which is 5 years.
(c)	Brands
Brands acquired in a business combination are recognised at fair value at the acquisition date. The brands have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the brands, which is 10 years.
(d)	Other intangible assets
Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (two to three years).
In line with IFRS, the Group does not recognise internally generated intangible assets arising from expenditures such as research, branding or the creation of its customer and equipment databases. Expenditures associated with internal systems development and with internally generated goodwill are charged against profit in the period in which they are incurred.
Inventories
Inventories comprise used industrial equipment purchased for resale and are stated at the acquisition cost of the assets. In some cases dismantling, transportation, or warehousing costs may be incurred, which are added to the inventory value. These costs are allocated between the group of assets acquired on a weighted average of the deemed value of the assets. Where this allocated cost is in excess of net realisable value the excess carrying amount is written-off to the income statement. Borrowing costs are not included in the inventory valuation. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

22 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

Financial assets
The group’s financial assets comprise trade and other receivables, cash and cash equivalents.
Trade and other receivables
Trade and other receivables comprise trade accounts receivable, accrued income receivable, auction expenses receivable, prepayments and other receivables. Trade receivables are recognised at fair value. A provision for impairment is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement within administrative expense. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against ‘administrative expense’ in the income statement.
Accrued income receivable represents an accrual for work completed on behalf of clients but not yet invoiced. Auction expenses represent costs incurred on behalf of and recoverable from clients but not yet invoiced.
Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks, monies held under guarantee, and bank overdrafts.
Group companies routinely collect cash from auction sales, the proceeds of which are ultimately payable to the client whose assets are being sold. Client money owing is reported within cash on the consolidated balance sheet with a corresponding liability reported as amounts due to clients within accounts payable. Client cash that is held together with the Group company’s own cash is reported within own cash on hand and at bank, but if for legal or other reasons it must be segregated from company funds it is reported separately as client cash on escrow. Short-term deposits are liquid investments that are convertible to known amounts of cash and which are subject to insignificant risk of change in value. Monies held under guarantee is cash held in an account to which the Group enjoys legal title, but there are restrictions over access.
Trade payables
Trade payables are recognised at amortised cost.
Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.
Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
Provisions
Provisions for potential future costs such as those arising from the defence of a legal claim are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.
Where any group company purchases the company’s equity share capital (own shares held in trust), the consideration paid, including any directly attributable incremental costs is deducted from equity attributable to the company’s equity holders until the shares are cancelled or reissued.

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Notes to the consolidated financial statements continued
For the year ended 31 December 2008
3. Financial risk management
The group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a)	Foreign exchange risk
The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. In order to reduce the currency risk arising in respect of recognised foreign currency assets and net investments in foreign subsidiaries, the group uses direct borrowings in the same currency. The risk relating to future commercial transactions and recognised liabilities is mitigated through the maintenance of cash balances in the same currency.
The effect of changing exchange rates is regularly monitored by the group and a sensitivity analysis has been prepared to show the impact of changes in foreign exchange between Sterling, the United States Dollar and the Euro. A decrease of twenty cents in the value of both the Dollar and the Euro would reduce consolidated loss before tax by £393 thousand (2007: Decrease £184 thousand) and reduce total equity by £5,618 thousand (2007: £6,692 thousand). An increase of five cents in the value of both the Dollar and the Euro would increase consolidated loss before tax by £522 thousand (2007: Increase £192 thousand) and increase total equity by £8,459 thousand (2007: £6,700 thousand).
(b)	Cash flow and interest rate risk
Borrowings of the group comprise convertible loan notes issued by GoIndustry-DoveBid plc and bank loans held by GoIndustry USA Inc., GoIndustry UK Limited and GoIndustry-DoveBid plc. The group is exposed to interest rate risk only on its bank borrowings as the convertible loan notes attract interest at a fixed rate of 8%. Bank borrowings are used mainly to finance the purchase of assets for resale and therefore are generally held only for a short time period. Before the purchase of each group of assets a proposal is presented to an investment committee projecting the profitability of the investment after the cost of finance and therefore decisions can be taken based upon the prevailing interest rate at the time of investment. Due to the short time period for which these assets are held the actual finance cost is only likely to fluctuate marginally from the projection. The fair value of financial instruments is equal to their carrying value and therefore the group is not exposed to any fair value risk.
A sensitivity analysis has been prepared to model the impact on profit before tax of a change in the effective interest rate for bank borrowings. A +/- variance of 100 basis points in the effective interest rate would have an impact of £77 thousand (2007: £32 thousand) on profit before tax. Further details on interest rate risk exposure are contained in note 22.
Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the group that they are holding. The group is subject to credit risk on its bank deposits and trade receivables. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution. Further details regarding the group’s policy for the management of trade receivables is set out below.
Trade receivables management
Exposure to credit risk on trade receivables from commission and principal sales is limited because it is the group’s policy not to allow the title to assets to be transferred until payment is received.
Capital risk management
The group manages its capital to ensure that subsidiary operations are able to continue as going concerns, the group and relevant subsidiaries remain in compliance with their banking covenants, and the return to shareholders is maximised through an appropriate mix of debt and equity funding. The group’s capital structure is comprised of cash and cash equivalents, short- and long-term borrowings as disclosed in note 22, and the equity attributable to equity holders of the parent company as disclosed in note 24.
Surplus cash is either reinvested in the business or used to repay debt. The level of debt is monitored through the cash flow leverage ratio, which is net debt divided by EBITDA. Net debt is calculated as cash and cash equivalents less amounts due to clients, borrowings and both convertible and subordinated loan notes. EBITDA is earnings before interest, taxation, depreciation and amortisation.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits. In addition to this, bank facilities to allow financing of working capital are also available in some business units.

24 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

The table below sets out the liquidity profile of the group’s financial assets and liabilities:

	2008
	Effective	Recognised	Contractual	Total
	interest	asset/	interest	Contractual	6 months	6-12	1-5
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	years

Loans and receivables:
Trade receivables	—	3,579	—	3,579	3,579	—	—
Other receivables	—	1,694	—	1,694	1,694	—	—
Accrued income	—	4,812	—	4,812	4,812	—	—
Bank deposits	2%	18,037	—	18,037	18,037	—	—
Trade payables	—	(4,707)	—	(4,707)	(4,583)	(124)	—
Amounts due to clients	—	(16,179)	—	(16,179)	(16,179)	—	—
Accrued expenses	—	(5,378)	—	(5,378)	(5,378)	—	—
Bank loans and overdrafts	4%	(6,722)	—	(6,722)	(6,722)	—	—
Subordinated loan notes	9%	(804)	(72)	(876)	(170)	(170)	(536)
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—

		(8,658)	(132)	(8,790)	(7,960)	(294)	(536)

	2007
		Recognised		Total
	Effective	asset/	Contractual	Contractual	6 months
	interest	(liability)	interest	cash flow	or less	6-12	1-5
In thousands of pounds	rate	(restated)	payable	(restated)	(restated)	months	years

Loans and receivables:
Trade receivables	—	5,221	—	5,221	5,221	—	—
Other receivables	—	1,819	—	1,819	1,819	—	—
Accrued income	—	2,385	—	2,385	2,385	—	—
Bank deposits	5%	14,797	—	14,797	14,797	—	—
Trade payables	—	(2,476)	—	(2,476)	(2,476)	—	—
Accrued expenses	—	(3,049)	—	(3,049)	(3,049)	—	—
Amounts due to clients	—	(7,819)	—	(7,819)	(7,819)	—	—
Bank loans and overdrafts	8%	(3,067)	—	(3,067)	(3,067)	—	—
Mortgage secured over property	8%	(25)	(3)	(28)	(28)	—	—
Convertible loan notes	8%	(2,990)	(319)	(3,309)	(120)	(120)	(3,069)

		4,796	(322)	4,474	7,663	(120)	(3,069)

The group is not contractually bound to make interest payments on any financial instruments except for the convertible and subordinated loan notes.
4. Critical accounting estimates and judgments
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and of revenues and expenses during the year. Significant items subject to such estimates and judgments include goodwill, the defined benefit pension obligation, the equity settled share-based payment charge, and the direct profit margin for principal sales. Actual amounts recognised may differ from those estimated. The estimates and assumptions which have a potentially material impact on the carrying amount of assets and liabilities are discussed below:
(a)	Impairment of goodwill
The Group is required to test, at least annually, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a suitable discount rate in order to calculate the present value of these cash flows. Actual outcomes could vary. See note 17 for further details.
(b)	Post retirement benefits
The determination of the defined benefit pension obligation depends upon the selection of certain assumptions, which include the discount rate, inflation rate, mortality and expected return on scheme assets. Differences arising from actual experience or future changes in assumptions will be reflected in subsequent periods. See note 23 for further details.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 25

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
(c)	Equity settled share based payments
The group recognises a charge in the income statement for the fair value of equity settled share based payments over the vesting period. Those instruments vesting in the period are principally options over ordinary shares and the fair value of these at the balance sheet date is estimated using the Black-Scholes model. This model is dependent upon several assumptions such as the risk free interest rate and the expected life of the options. Actual experience may differ from that estimated. Note 24 contains further details on these assumptions.
(d)	Direct profit margin for principal sales
When the Group acquires equipment for principal sales an estimate is made of the expected sales value for the whole project, and from this a projected margin is calculated. This projected margin is then used to estimate the actual margin to be recorded as individual items of equipment are sold. The actual margin achieved may vary from this initial estimate. Any incremental losses that are foreseeable at the year-end are provided for, non-foreseeable losses and any incremental profits are taken to the income statement in the period in which they occur.
5. Segmental analysis — geographical origin
For management purposes the group was organised in 2008 into three geographical divisions; Europe, North America, and Asia. These divisions are the basis upon which the group reports its primary segment information.

	2008
		North
In thousands of pounds	Europe	America	Asia	Unallocated	Consolidated

Revenue	16,140	16,380	4,378	—	36,898

Segment result	(2,706)	(879)	(398)	—	(3,983)
Other charges	(314)	(373)	(101)	—	(788)
Exceptional items	(4,817)	(16,389)	(3,074)	522	(23,758)

Operating loss	(7,837)	(17,641)	(3,573)	522	(28,529)
Finance costs — net	43	(152)	20	(240)	(329)
Share of loss of associate	—	(27)	—	—	(27)

Loss before income tax	(7,794)	(17,820)	(3,553)	282	(28,885)
Income tax expense					(73)

Loss for the year from continuing operations					(28,958)

Depreciation and amortisation	(395)	(447)	(190)	—	(1,032)

Segment assets	49,024	15,196	4,620	—	68,840

Segment liabilities	15,730	18,445	5,146	—	39,321
Unallocated liabilities:
Convertible loan notes	—	—	—	2,990	2,990

Total liabilities	15,730	18,445	5,146	2,990	42,311

Capital expenditure:
Property, plant and equipment	144	102	100	—	346
Intangible assets	147	169	46	—	362

26 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

	2007
		North
In thousands of pounds	Europe	America	Asia	Unallocated	Consolidated

Revenue	19,778	5,423	3,904	—	29,105

Segment result	272	18	733	—	1,023
Other charges	—	—	—	(866)	(866)
Exceptional items	—	—	—	(369)	(369)

Operating profit / (loss)	272	18	733	(1,235)	(212)
Finance costs — net	4	(134)	(1)	(240)	(371)

Profit / (loss) before income tax	276	(116)	732	(1,475)	(583)
Income tax expense					(233)

Loss for the year					(816)

Depreciation and amortisation	(188)	(24)	(53)	—	(265)

Segment assets (restated)	42,700	6,866	2,345	—	51,911

Segment liabilities (restated)	13,408	6,996	645	—	21,049
Unallocated liabilities:
Convertible loan notes	—	—	—	2,990	2,990

Total liabilities	13,408	6,996	645	2,990	24,039

Capital expenditure:
Property, plant and equipment	272	58	102	—	432
Intangible assets	124	20	9	—	153

The loss for the year of £1,303 thousand (2007: Nil) from discontinued operations is attributable to the Europe segment.
Segmental analysis — class of business
Divisional management information is also analysed by class of business, which represents the nature of the relationship between the group and its client. Commission revenue is derived from those sales where ownership of the asset remains with the client and the group receives its revenue as a percentage commission or buyer’s premium based upon the hammer price. Principal revenue relates to sales where the group owns the assets sold or guarantees a minimum sale price. Professional services are valuations and other asset management activities where the group typically charges an appropriate fee for its services. Class of business is the basis for the presentation of the secondary segmental analysis.

	2008
			Professional
In thousands of pounds	Commission	Principal	services	Total

Revenue	22,836	8,047	6,015	36,898

Segment assets	47,681	6,567	14,592	68,840

Capital expenditure:
Property, plant and equipment	240	33	73	346
Intangible assets	252	34	76	362

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 27

Notes to the consolidated financial statements continued
For the year ended 31 December 2008

	2007
			Professional
In thousands of pounds	Commission	Principal	services	Total

Revenue	15,126	10,341	3,638	29,105

Segment assets (restated)	34,283	9,567	8,061	51,911

Capital expenditure:
Property, plant and equipment	270	88	74	432
Intangible assets	96	31	26	153

6. Exceptional items

In thousands of pounds	2008	2007

Reorganisation costs	3,726	369
Impairment of trade receivables	354	—
Impairment of inventory	822	—
Impairment of goodwill	19,378	—
Gain on translation of foreign currency	(522)	—

	23,758	369

Reorganisation costs arise from the restructuring of global operations following the acquisition of DoveBid, Inc. and its subsidiaries. The impairment of trade receivables and inventory is due to a reduction in the market value of assets following the downturn in global economic activity in the fourth quarter of 2008.
The basis for the impairment of goodwill is detailed in note 17.
The gain on the translation of foreign currency relates to the appreciation in the value of the United States Dollar against the Pound Sterling over the period between the initial acquisition of DoveBid, Inc. and the subsequent adjustment of the consideration amount.
7. Other charges

In thousands of pounds	2008	2007

Equity settled share based payments (note 24)	241	866
Amortisation of customer relationships and brand acquired (note 17)	547	—

	788	866

8. Operating (loss) / profit

In thousands of pounds	2008	2007

Operating (loss) / profit is stated after charging / (crediting):
Cost of inventories recognised as an expense (included in cost of sales)	5,662	6,429
Depreciation of property plant and equipment	360	240
Amortisation of intangible assets	672	25
Rentals under operating leases	1,781	1,239
Gain on the translation of foreign currencies	(1,248)	(210)

Auditor remuneration:
Fees payable to the company’s auditor for the audit of parent company and consolidated financial statements	75	64
Fees payable to the company’s auditor and its associates for other services:
The audit of the company’s subsidiaries pursuant to legislation	137	105
Tax services	128	61
Other services	33	12

	373	242

28 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

9. Employee benefit expense

In thousands of pounds	2008	2007

Wages and salaries	18,295	10,979
Social security costs	1,476	1,226
Pension costs — defined benefit plan (note 23)	338	172
Pension costs — defined contribution plans	368	447
Share options granted to directors and employees (note 24)	241	866

	20,718	13,690

The number of employees of the group, averaged on a monthly basis over the year is as follows:

	2008	2007
	Number	Number

Sales	115	82
Operations	264	176
Central services	25	20

	404	278

Employee benefit expense is included within administrative expenses.
10. Directors’ emoluments
The total remuneration of the directors of GoIndustry-DoveBid plc in the year was as follows:

In thousands of pounds	2008	2007

Emoluments	500	513
Employers’ national insurance contributions	55	56
Share based payments (note 24)	36	768
Pension contributions — defined contribution	33	33

	624	1,370

The emoluments of the highest paid director were £257 thousand (2007: £321 thousand) and company pension contributions of £25 thousand (2007: £25 thousand) were made to a money purchase scheme on the director’s behalf.
Two (2007: two) directors are accruing benefits under money purchase schemes.
The total remuneration of the key management of GoIndustry-DoveBid plc in the year was as follows:

In thousands of pounds	2008	2007

Short-term employee benefits	1,588	1,009
Post-employment benefits	79	78
Share based payments (note 24)	99	790

	1,766	1,877

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 29

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
11. Finance income and costs

In thousands of pounds	2008	2007

Finance income:
Interest income on short-term bank deposits	369	405
Finance costs:
Bank borrowings	(491)	(569)
Convertible loan notes	(207)	(207)

	(329)	(371)

12. Income tax expense

In thousands of pounds	2008	2007

Current tax:
Adjustments to prior year tax charges	19	(2)
Overseas corporation tax on profits in the year	54	235

	73	233

In thousands of pounds	2008	2007

Loss before income tax	(28,885)	(583)

Tax at the UK corporation tax rate of 28% (2007: 30%)	(8,088)	(175)
Effect of lower income tax rate of other countries	(70)	(10)
Adjustment in respect of current income tax of previous years	19	(2)
Deferred tax not recognised	(197)	51
Tax losses not utilised	2,659	84
Share based payments expense not deductible	76	166
Expenditure not allowable for income tax purposes	221	119
Goodwill amortisation and impairment	5,453	—

	73	233

Deferred tax assets arising from cumulative taxable losses of £37,292 thousand (2007: £23,516 thousand) and from other temporary differences of £886 thousand (2007: £1,387 thousand) have not been recognised as it is not sufficiently foreseeable that they will be recoverable against future taxable profits.

30 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

13. Discontinued operation
On 26 June 2008 the group decided to dispose of GoIndustry Benelux NV, its subsidiary operation in Belgium. The business was sold for consideration of €1.
Financial information relating to GoIndustry Benelux NV for the period is set out below. The income statement and cash flow statement distinguish discontinued operations from continuing operations. The amounts recognised in the income statement are as set out below:

In thousands of pounds	2008	2007

Revenue	229	409
Expenses	(335)	(354)

(Loss) / profit before income tax from discontinued operation	(106)	55
Tax	—	(55)

Loss after income tax from discontinued operation	(106)	—
Loss on disposal of discontinued operation	(1,197)	—

Loss from discontinued operation	(1,303)	—

The cash-flows associated with the discontinued operation are not disclosed separately as they are immaterial.
14. Earnings per share
The calculation of the weighted average number of shares including shares to be issued has been made having deducted those shares held in trust for the company. Loss per share has been calculated on a loss of £29,020 thousand (2007: £795 thousand) and as a result there are no dilutive ordinary shares.
Loss per share from continuing operations:

	2008		2007

Loss from continuing operations attributable to equity holders of the company (thousands of pounds)	(29,020)		(795)

Weighted average number of ordinary shares in issue (thousands)	437,834		237,994

Basic loss per share (pence per share)	(6.6p	)	(0.3p	)

Loss per share from continuing and discontinued operations:

	2008		2007

Loss attributable to equity holders of the company (thousands of pounds)	(30,323)		(795)

Weighted average number of ordinary shares in issue (thousands)	437,834		237,994

Basic loss per share (pence per share)	(6.9p	)	(0.3p	)

Loss per share before exceptional items and other charges:

	2008		2007

(Loss) / profit after tax before exceptionals and other charges (thousands of pounds)	(4,412)		419

Weighted average number of ordinary shares in issue (thousands)	437,834		237,994

Adjusted basic (loss) / profit per share (pence per share)	(1.0p	)	0.2p

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 31

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
15. Acquisition
On 25 February 2008 the company completed its acquisition of 100% of the share capital of DoveBid, Inc., the group’s largest global competitor. The acquisition was funded through a combination of cash and equity, and details of the goodwill arising are set out in the table below:

In thousands of pounds

Cash paid	11,655
Immediate share consideration (21,660,000 5p ordinary shares)	2,166
Deferred share consideration (5,420,000 5p ordinary shares)	542
Direct costs relating to the acquisition	1,148

Total purchase consideration	15,511
Fair value of net liabilities acquired (see below)	(2,939)

Goodwill	18,450

The fair value of the share consideration was determined by the market value on the date of acquisition.
The goodwill is attributable to the significant cost savings and synergies to the enlarged group created by the acquisition and integration of DoveBid, Inc. into the group.
The carrying amount and fair value of the assets and liabilities arising from the acquisition are as follows:

	Acquiree’s
In thousands of pounds	carrying amount	Fair value

Cash and cash equivalents	5,759	5,759
Property, plant and equipment	309	309
Brand	—	768
Customer relationships	—	2,369
Trade and other receivables	2,724	2,724
Trade and other payables	(12,515)	(13,814)
Subordinated loan notes	(1,054)	(1,054)

Net identifiable liabilities acquired	(4,777)	(2,939)

Outflow of cash to acquire business, net of cash acquired:
Cash consideration		11,655
Direct costs relating to acquisition		1,148
Cash and cash equivalents in subsidiary acquired		(5,759)

		7,044

Fair value adjustments have been made to trade and other payables to record liabilities not recognised in the acquisition balance sheet.
Under IFRS 3, ‘Business combinations’, the group is required to disclose the profit or loss of DoveBid, Inc. included in the consolidated results since the acquisition date, unless disclosure would be impracticable. The board’s strategic plan was always to integrate the operations of DoveBid, Inc. with those of GoIndustry in order to achieve operational efficiencies. As a result of this integration the required disclosure is impracticable. If the acquisition had occurred on 1 January 2008, consolidated revenue for 2008 would have been £39.9 million, but it is impracticable to disclose the consolidated profit or loss.

32 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

16. Property, plant and equipment

			Furniture,
			fittings and
In thousands of pounds	Buildings	Vehicles	equipment	Total

Cost:
At 1 January 2007	701	355	1,595	2,651
Exchange differences	60	18	37	115
Additions	54	114	264	432
Disposals	—	(55)	(23)	(78)

At 1 January 2008	815	432	1,873	3,120
Exchange differences	269	44	190	503
Additions	36	104	206	346
Additions through acquisition (note 15)	52	15	242	309
Disposals	—	(112)	(44)	(156)

At 31 December 2008	1,172	483	2,467	4,122

Accumulated depreciation:
At 1 January 2007:	238	194	1,290	1,722
Exchange differences	19	9	31	59
Charge for the year	33	53	154	240
Disposals	—	(36)	(23)	(59)

At 1 January 2008	290	220	1,452	1,962
Exchange differences	93	99	239	431
Charge for the year	87	47	226	360
Disposals	—	(27)	(33)	(60)

At 31 December 2008	470	339	1,884	2,693

Net book value:
At 31 December 2008	702	144	583	1,429

At 1 January 2008	525	212	421	1,158

At 1 January 2007	463	161	305	929

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 33

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
17. Intangible assets

		Acquired
		customer	Acquired	Software
		relationships	brands	and systems
In thousands of pounds	Goodwill	(note 15)	(note 15)	development	Total

Cost:
At 1 January 2007	24,900	—	—	1,989	26,889
Exchange differences	—	—	—	16	16
Additions	—	—	—	153	153

At 1 January 2008	24,900	—	—	2,158	27,058
Exchange differences	8,508	877	283	554	10,222
Additions	—	—	—	362	362
Additions through acquisition (note 15)	18,450	2,369	768	—	21,587
Disposals	(1,147)	—	—	—	(1,147)

At 31 December 2008	50,711	3,246	1,051	3,074	58,082

Accumulated amortisation:
At 1 January 2007:	—	—	—	1,954	1,954
Charge for the year	—	—	—	25	25
Exchange differences	—	—	—	13	13

At 1 January 2008	—	—	—	1,992	1,992
Exchange differences	—	—	—	290	290
Charge for the year	—	413	134	125	672
Impairment of goodwill	19,378	—	—	—	19,378

At 31 December 2008	19,378	413	134	2,407	22,332

Net book value:
At 31 December 2008	31,333	2,833	917	667	35,750

At 1 January 2008	24,900	—	—	166	25,066

At 1 January 2007	24,900	—	—	35	24,935

Acquired intangible assets are being amortised over a period of one to ten years.
Goodwill acquired in a business combination is allocated at acquisition to the cash-generating units (CGUs) that are expected to benefit from that business combination. Following the acquisition of DoveBid, Inc. and its integration into the group, both the goodwill acquired during the year and the previous balance of goodwill arising from the reverse acquisition of GoIndustry AG by GoIndustry-DoveBid plc in 2006 and the acquisitions by GoIndustry AG of its subsidiaries in 2000-01 were reallocated to the CGUs as follows:

In thousands of pounds	2008	2007

Europe	8,717	9,833
North America	16,673	8,488
Asia	5,943	6,579

	31,333	24,900

34 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

The group tests annually for impairment or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the CGUs are determined from value in use calculations. Value in use was determined by discounting future cash flows generated from the cash generating units and was based on the following assumptions:
•	Cash flows for 2009 were projected based on the budget for 2009;
•	Cash flows for 2010-11 were extrapolated using conservative revenue growth rates at 5% in 2010 and 7.5% in 2011, and expense growth rates of 3.4% in 2010 and 4.3% in 2011, based on management’s view on likely trading and growth;
•	Cash flows beyond 2011 are extrapolated using a long-term growth rate of 2.25%;
•	Central overheads are borne by the CGUs where deemed appropriate by management and allocated based on management’s best estimates;
•	Cash flows were discounted using the group’s weighted average cost of capital of 10%
The amortisation and impairment charge for the year is included within administrative expenses.
18. Investment in associate

In thousands of pounds	2008	2007

Investment in ZetaBid associate	55	—
Share of loss for the year of associate	(27)	—

	28	—

The investment in associate represents the group’s share of the cost of establishing ZetaBid and the group’s share of its losses during the year.
19. Trade and other receivables

In thousands of pounds	2008	2007

Trade receivables after provison for doubtful debts	3,579	5,221
Prepayments and accrued income	5,580	2,962
Other receivables	1,694	1,819

	10,853	10,002

A provision has been made against all past due receivables that are considered impaired at the balance sheet date as follows:

In thousands of pounds	2008	2007

Trade receivables	4,256	5,535
Provision for doubtful debts	(677)	(314)

	3,579	5,221

In the year, £363 thousand (2007: £29 thousand utilised) has been provided against doubtful debts.
The fair values of trade and other receivables are not materially different from the carrying values. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.
The aging of trade receivables at the balance sheet date is as follows:

In thousands of pounds	2008	2007

Up to three months	3,301	4,699
Three to six months	225	418
Greater than six months	53	104

	3,579	5,221

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 35

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
The carrying value of the group’s trade and other receivables is denominated in the following currencies:

In thousands of pounds	2008	2007

Pounds sterling	628	1,829
Euros	1,094	1,746
United States dollar	1,857	1,646

	3,579	5,221

20. Cash and cash equivalents

In thousands of pounds	2008	2007
		(restated)

Own cash on hand and at bank	3,411	3,850
Short-term bank deposits	9,739	2,457
Monies held under guarantee	4,887	8,490

	18,037	14,797

21. Trade and other payables

In thousands of pounds	2008	2007
		(restated)

Current
Trade payables	4,707	2,476
Amounts due to clients	16,179	7,819
Social security and other taxes	1,539	1,094
Accrued expenses	5,378	3,049

	27,803	14,438

In thousands of pounds	2008	2007

Non-current
Social security and other taxes	704	—
Provisions	390	—

	1,094	—

36 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

22. Borrowings

In thousands of pounds	2008	2007

Current
Bank loans and overdrafts	6,722	3,067
Mortgage secured over property	—	25
Convertible loan notes	2,990	—
Subordinated loan notes	258	—

	9,970	3,092

Non—current
Convertible loan notes	—	2,990
Subordinated loan notes	546	—

	546	2,990

The group’s borrowings are split between fixed and floating rate as set out below:

In thousands of pounds	2008	2007

Floating rate:
Expiring within one year	6,722	3,092

Fixed rate:
Expiring within one year	3,248	—
Expiring beyond one year	546	2,990

	10,516	6,082

The currency profile of the group’s borrowings is analysed below:

In thousands of pounds	2008	2007

Pounds sterling	5,226	3,290
Euros	—	25
United States dollar	5,290	2,767

	10,516	6,082

The fair value of current and non-current borrowings equals their carrying amount, as the impact of discounting is not significant. The fair values are based on cash flows discounted using a rate based on the borrowing rate of 8% (2007: 8%).
Bank loans and overdrafts at 31 December 2008 were held by GoIndustry USA Inc. (£4,442 thousand; 2007: £2,767 thousand), GoIndustry UK Limited (£300 thousand; 2007: £300 thousand), and GoIndustry-DoveBid plc (£1,980 thousand; 2007: nil). These loans are used to fund principal transactions and working capital. The GoIndustry USA Inc. loan is secured by a charge over the assets of that company and a parent company guarantee from GoIndustry-DoveBid plc for up to £2,073 thousand (2007: £1,500 thousand). It bears floating interest at 0.75% above US Prime Rate. GoIndustry UK Limited and GoIndustry-DoveBid plc facilities bear floating interest at 2.5% above Base Rate and are secured by a guarantee over the assets of those companies.
The convertible loan notes mature on 9 May 2009 and bear interest at 8% per annum, payable quarterly in arrears. The notes are convertible at any time into 5p Ordinary shares at a price of 21p per share. The notes may be redeemed by the company at face value from 5 May 2008. As disclosed in note 30, subsequent to the balance sheet date the convertible loan notes were redeemed and replaced with £5,000 thousand of new 2011 convertible loan notes.
The subordinated loan notes are held by DoveBid, Inc. and do not bear interest. The loan notes are unsecured, subordinated to other debt of the group and are repayable in 60 monthly instalments commencing December 2006.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 37

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
23. Retirement benefit obligations
The group contributes to a number of defined contribution pension plans for UK and overseas employees. Costs relating to these arrangements are expensed in full to the profit and loss account as they occur and are disclosed in note 9.
GoIndustry UK Limited also maintains a defined benefit scheme: the Henry Butcher Pension and Life Assurance Scheme. This scheme is closed to new members and with effect from 31 December 2004, active members ceased to accrue benefits on a defined benefit basis and salary linkage was broken to their accrued rights. A new money purchase section was opened with effect from 1 January 2005 in which existing defined benefit members and new entrants were invited to join.
The scheme is funded and GoIndustry UK Limited is currently making a gross annual contribution of £588 thousand (2007: £453 thousand) to reduce the defined benefit liability and to fund certain administrative expenses of the scheme. The company is currently re-negotiating the level of contributions with the trustees. Contributions are expected to continue for the next ten years.
The valuations have been based upon the most recent full valuation performed on 26 January 2008 as updated by the actuaries to reflect the projected scheme liabilities at 31 December 2008. Scheme assets have been presented at their market value at 31 December 2008.
The defined benefit liability recognised at the end of the year and the income statement charge for the year are as follows:

In thousands of pounds	2008	2007

Balance sheet obligations for:
Pension benefits	2,898	3,519

Income statement charge for:
Pension benefits (note 9)	338	172

The defined benefit liability is analysed below:

In thousands of pounds	2008	2007

Present value of funded obligations	11,071	12,696
Fair value of plan assets	(8,173)	(9,177)

Liability in the balance sheet	2,898	3,519

The present value of scheme liabilities has changed over the year as analysed below:

In thousands of pounds	2008	2007

Beginning of year	12,696	12,147
Current service cost	17	46
Interest cost	730	634
Actuarial (gain) / loss on plan liabilities	(2,122)	251
Benefits paid	(250)	(382)

End of year	11,071	12,696

38 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

Changes in the fair value of scheme assets are as set out below:

In thousands of pounds	2008	2007

Fair value of scheme assets at start of year	9,177	8,573
Expected return on scheme assets	554	508
Employer contributions	529	453
Benefits paid	(250)	(382)
Scheme administration costs borne by the group	(145)	—
Actuarial (loss) / gain on scheme assets	(1,692)	25

Fair value of scheme assets at end of year	8,173	9,177

The actual return on plan assets in the year was a loss of £1,138 thousand (2007: gain of £533 thousand).
The amounts recognised in the income statement are as follows:

In thousands of pounds	2008	2007

Current service cost	17	46
Interest on obligation	730	634
Expected return on scheme assets	(554)	(508)
Scheme administration costs borne by the group	145	—

Total, included in staff costs (note 9)	338	172

The cumulative amount recognised in the statement of recognised income and expense in respect of actuarial gains is £1,749 thousand (2007 £1,319 thousand).
The major categories of scheme assets and the proportion they represent of total scheme assets are as set out below:

In thousands of pounds	2008	2008	2007	2007
		Percentage		Percentage

Equity instruments	3,781	46%	5,221	57%
Debt instruments	4,368	54%	3,806	41%
Other	24	0%	150	2%

Pension benefits	8,173	100%	9,177	100%

The history of experience gains and losses has been as follows:

In thousands of pounds	2008	2007	2006	2005

At 31 December
Present value of defined benefit obligation	11,071	12,696	12,147	13,098
Fair value of plan assets	8,173	9,177	8,573	7,756

Deficit	2,898	3,519	3,574	5,342

Experience adjustments on plan liabilities	2,122	(251)	1,412	(1,129)

Experience adjustments on plan assets	(1,668)	25	151	715

The principal assumptions used by the actuaries in the preparation of their valuation are set out below. The assumptions used are selected from a range of possible outcomes and represent the best estimate at the balance sheet date. Due to the inherent subjectivity of this process the actual outcome may vary.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 39

Notes to the consolidated financial statements continued
For the year ended 31 December 2008

	2008	2007
	Percentage	Percentage

Discount rate	6.4%	5.8%
Expected return on scheme assets	7.0%	6.0%
Rate of increase in salaries	—	—
Price inflation	2.8%	3.3%
Pension increases:
Pensions accrued before 6 April 1997	—	—
Pensions accrued after 6 April 1997	2.8%	3.3%
The expected return on scheme assets has been determined based on the weighted average yield on 15 year AA rated corporate bonds and global equities.
The assumptions regarding future mortality experience are set out below:
The average life expectancy in years of a pensioner retiring at age 65, on the balance sheet date is as follows:

	2008	2007

Male	87.9	87.7
Female	90.5	90.4
The average life expectancy in years of a pensioner retiring at age 65, aged 45 years on the balance sheet date is as follows:

	2008	2007

Male	90.8	90.8
Female	93.4	93.4
24. Share capital and premium
The movement in issued share capital is set out below:

	Number
	of shares	Ordinary	Share
In thousands of pounds	Thousands	shares	premium

At 1 January 2007	199,133	9,957	4,962

Placing of 5p ordinary shares
Proceeds from shares issued	40,000	2,000	4,800
Less: cost of placing			(239)

Issue of 5p Ordinary shares to satisfy deferred consideration payable	25,760	1,288	44

Share options exercised	105	5	11

At 1 January 2008	264,998	13,250	9,578

Issue of share capital to finance the acquisition of DoveBid Inc.
Proceeds from shares issued	185,000	9,250	9,250
Less: cost of share issue			(1,039)
Shares issued as consideration for the acquisition of DoveBid, Inc.	21,660	1,083	1,083

At 31 December 2008	471,658	23,583	18,872

40 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

As disclosed in note 30, subsequent to the balance sheet date the company sub-divided its issued share capital into one new 1p ordinary share and one effectively worthless 4p redeemable deferred share.
The authorised share capital is set out in the table below.

In thousands of pounds	2008	2007

Authorised ordinary shares of 5p each 700,000 thousand (2007: 330,000 thousand)	35,000	16,500

Deferred share consideration for the acquisition of DoveBid, Inc. is as set out below:

Equity ordinary shares to be issued of 5p each 5,420 thousand — note 15 (2007: Nil)	542	—
Share based payments
All of the Share based payment arrangements entered into by the group are equity settled.
The weighted average exercise price and number of warrants and share options is set out below:

	Weighted	Warrants	Weighted	Options
	average	Number of	average	Number of
	exercise price	shares	exercise price	shares
	Pence per share	Thousands	Pence per share	Thousands

Outstanding at 1 January 2007	18p	4,674	31p	12,454

Granted	—	—	11p	15,215
Exercised	—	—	15p	(105)
Lapsed or forfeited	18p	(4,674)	—	—

Outstanding at 1 January 2008	—	—	22p	27,564

Granted	—	—	9p	7,300
Exercised	—	—	—	—
Lapsed or forfeited	—	—	22p	(1,670)

Outstanding at 31 December 2008	—	—	19p	33,194

Exercisable at 31 December 2008	—	—	23p	23,619
Exercisable at 31 December 2007	—	—	23p	24,060

Options outstanding at 31 December 2008 and 31 December 2007 had weighted average remaining contractual lives as follows:

At 31 December 2008:
Weighted average remaining contractual life	6.5

At 31 December 2007:
Weighted average remaining contractual life	6.5

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 41

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
Share options in issue at the year end are as follows:

			Contractual	Shares
	Exercise price	Vesting	life	2008	2007
Date of grant	Pence	conditions	Years	Thousands	Thousands

05 December 2008	5p	3 yrs of service	10	100	—
13 October 2008	6.1p	3 yrs of service	10	2,000	—
27 June 2008	10p	3 yrs of service	10	2,050	—
22 May 2008	10.5p	3 yrs of service	10	2,650	—
30 January 2008	11.8p	3 yrs of service	10	500	—
19 July 2007	5p	—	10 yrs following end of service	4,476	4,476
19 July 2007	5p	—	180 days following end of service	1,000	1,000
19 July 2007	17p	—	10	600	600
19 July 2007	18p	3 yrs of service	10	1,000	1,000
19 July 2007	18.8p	3 yrs of service	10	1,275	1,675
04 March 2006	12.8p	—	2 yrs following end of service	132	124
04 March 2006	12.8p	—	10	3,045	3,037
01 April 2005	10p	—	7	3,000	3,000
31 December 2004	12.8p	—	10	2,936	2,485
03 October 2003	22.1p	—	5	—	120
03 October 2003	54.6p	—	10	—	142
01 May 2003	15p	—	8	110	110
31 October 2002	27.2p	—	10	936	1,126
31 October 2002	54.4p	—	10	1,602	1,767
19 October 2002	44.7p	—	10	4,021	4,080
31 December 2001	15p	—	9	634	634
01 October 2001	12.8p	—	10	—	289
01 October 2001	22.4p	—	10	695	1,076
01 September 2001	12.8p	—	10	—	27
01 September 2001	35.4p	—	10	—	161
01 February 2001	141.6p	—	10	260	304
09 October 2000	12.8p	—	10	—	159
11 July 2000	44.1p	—	10	172	172

				33,194	27,564

As permitted by IFRS2 “Share based payments” no charge has been taken to the income statement for options vesting prior to 7 November 2002.

42 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

The fair value of services received in return for share options granted are measured by the fair value of those instruments. For grants in the current and prior years the pricing models used and inputs into those models were as follows:

	2008	2007
Valuation method	Black-Scholes	Black-Scholes

Share price at the date of grant	3p — 10p	18p
Expected volatility	58.3% — 38.5%	38.5%
Expected option life at grant date (years)	3	3
Risk-free interest rate	1.02% — 4.46%	5.8%
Weighted average fair value per option at the grant date	5p	11p
The calculation of expected volatility is performed taking into account historical movements in the market value of 5p ordinary shares in GoIndustry-DoveBid plc.
25. Own shares held in trust

In thousands of pounds

At 1 January 2007	(1,045)
Issue of 5p ordinary shares to satisfy future share based payment obligation	(66)
Equity settled share based payments	69

At 1 January 2008	(1,042)

Equity settled share based payments	68

At 31 December 2008	(974)

6,493 thousand (2007: 6,949 thousand) 5p ordinary shares of GoIndustry plc are held in trust.
26. Other reserves

		Foreign
	Acquisition	currency	Share options
In thousands of pounds	reserve	reserve	reserve	Total

At 1 January 2007	47,649	(740)	352	47,261

Currency translation differences	—	(67)	—	(67)
Share based payments	—	—	797	797

At 1 January 2008	47,649	(807)	1,149	47,991

Currency translation differences	—	8,043	—	8,043
Share based payments	—	—	173	173

At 31 December 2008	47,649	7,236	1,322	56,207

The acquisition reserve arose on the reverse acquisition of GoIndustry AG by GoIndustry-DoveBid plc.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 43

Notes to the consolidated financial statements continued
For the year ended 31 December 2008
27. Accumulated losses

In thousands of pounds

At 1 January 2007	(40,968)

Actuarial loss on defined benefit pension scheme	(226)
Loss for the year	(795)

At 31 December 2007	(41,989)

Actuarial gain on defined benefit pension scheme	430
Loss for the year	(30,323)

At 31 December 2008	(71,882)

28. Operating lease arrangements
The minimum lease payments under non-cancellable operating lease rentals are in aggregate as follows:

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	383	117	203	703
More than one but less than five years	1,713	435	271	2,419
More than five years	1,618	—	364	1,982

As at 31 December 2008	3,714	552	838	5,104

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	342	33	14	389
More than one but less than five years	430	162	—	592
More than five years	304	—	—	304

As at 31 December 2007	1,076	195	14	1,285

Operating lease rentals represent rentals payable by the group for certain of its office properties, motor vehicles and office equipment.

44 GoIndustry-DoveBid plc annual report and accounts 2008	www.go-dove.com

29. Significant investments
The table below sets out the significant members of the GoIndustry-DoveBid group. DoveBid, Inc., GoIndustry AG and GoIndustry Nordic AB are direct subsidiaries of GoIndustry-DoveBid plc while the remaining companies are direct or indirect subsidiaries of GoIndustry AG or DoveBid, Inc. All of the companies listed below are included in the consolidated accounts.

	Country of	Proportion of	Proportion of
Company name	incorporation	ownership	voting control	Principal activity

AssetTRADE.com, Inc.	USA	100%	100%	Holding company
GoIndustry Operations, Inc.	USA	100%	100%	Holding company
GoIndustry AG	Germany	100%	100%	Asset sales and services
GoIndustry Operations Limited	UK	100%	100%	Asset sales and services
GoIndustry-DoveBid (Thailand) Limited	Thailand	100%	100%	Asset sales and services
GoIndustry-DoveBid (Asia) Limited	Hong Kong	100%	100%	Asset sales and services
GoIndustry-DoveBid (Hong Kong) Limited	Hong Kong	100%	100%	Asset sales and services
GoIndustry-DoveBid (Malaysia) Sdn. Bhd.	Malaysia	70%	70%	Asset sales and services
GoIndustry-DoveBid Philippines, Inc.	Philippines	100%	100%	Asset sales and services
GoIndustry Quippo Valuers & Auctioneers Pvt. Ltd.	India	50%	50%	Asset sales and services
GoIndustry-DoveBid Korea Co. Ltd.	South Korea	100%	100%	Asset sales and services
GoIndustry-DoveBid (Australia) Pty. Ltd.	Australia	100%	100%	Asset sales and services
GoIndustry NV	Belgium	100%	100%	Holding company
GoIndustry (Austria) GmbH	Austria	100%	100%	Asset sales and services
GoIndustry Deutschland GmbH	Germany	100%	100%	Asset sales and services
GoIndustry USA, Inc.	USA	100%	100%	Asset sales and services
GoIndustry (Canada) Limited	Canada	100%	100%	Asset sales and services
GoIndustry (UK) Limited	UK	100%	100%	Asset sales and services
GoIndustry Trading Limited	UK	100%	100%	Asset sales and services
GoIndustry-Dovebid (Nordic) Ab	Sweden	100%	100%	Asset sales and services
DoveBid Trading France Sarl	France	100%	100%	Asset sales and services
DoveBid Germany GmbH	Germany	100%	100%	Asset sales and services
DoveBid Netherlands BV	Netherlands	100%	100%	Asset sales and services
DoveBid Ireland Limited	Ireland	100%	100%	Asset sales and services
DoveBid UK Limited	UK	100%	100%	Asset sales and services
DoveBid, Inc.	USA	100%	100%	Asset sales and services
DoveBid Valuation Consultants, Inc.	USA	100%	100%	Asset sales and services
DoveBid (S) Pte. Ltd.	Singapore	100%	100%	Asset sales and services
GoIndustry-DoveBid (Shangahi) Co. Ltd.	China	100%	100%	Asset sales and services
GoIndustry-DoveBid Japan KK	Japan	100%	100%	Asset sales and services
DoveBid Asia Pacific Sdn. Bhd.	Malaysia	100%	100%	Asset sales and services
GoIndustry-DoveBid Valuation (Thailand) Ltd.	Thailand	100%	100%	Asset sales and services
DoveBid Hong Kong Ltd.	Hong Kong	100%	100%	Asset sales and services
DoveBid Australasia Pty. Ltd.	Australia	100%	100%	Asset sales and services
30. Events after the balance sheet date
On 2 January 2009, the shareholders approved a capital reorganisation whereby each existing 5p ordinary share was sub-divided into one new ordinary share of 1p and one effectively worthless redeemable deferred share of 4p. Each unissued share of 5p was sub-divided into 5 new ordinary shares of 1p. The new ordinary shares retain all the rights attached to the existing ordinary shares in respect of dividends and votes and will rank ahead of the redeemable deferred shares on a winding up, such that the redeemable deferred shares will only rank for repayment of their nominal value once all sums due on the ordinary shares have been paid and £1 million (plus the amount paid up thereon) has been paid in respect of each ordinary share.
During January 2009, the company issued new 2011 convertible loan notes with a principal amount of £5,000 thousand, generating £4,805 thousand of net proceeds and redeemed the 2009 convertible loan notes of £2,990 thousand. The 2011 convertible loan notes bear interest at 12% per annum and are repayable on 31 December 2011. The company may redeem the 2011 convertible loan notes at par at any time after 31 December 2010 or prior to that date subject to certain premium payments being made. The 2011 convertible loan notes may be converted into 1p ordinary shares of the company at any time at a conversion price of 3.62p per share.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2008 45

Company balance sheet
As at 31 December 2008

In thousands of pounds	Note	2008	2007
			(restated)

Non-current assets
Intangible assets	3	5	8
Investments in subsidiaries	4	31,651	30,731
Investment in associate	5	68	—
Trade and other receivables	6	15,986	8,363

		47,710	39,102

Current assets
Trade and other receivables	6	30	66
Cash and cash equivalents	7	4,353	4,526

		4,383	4,592

Total assets		52,093	43,694

Current liabilities
Trade and other payables	8	552	488
Borrowings	9	1,980	—
Convertible loan notes	9	2,990	—

		5,522	488

Non-current liabilities
Convertible loan notes	9	—	2,990

		—	2,990

Total liabilities		5,522	3,478

Net assets		46,571	40,216

Capital and reserves attributable to equity holders of the company
Called-up equity share capital	10	23,583	13,250
Share premium	10	18,872	9,578
Shares to be issued	10	542	—
Own shares held in trust	11	(974)	(1,042)
Other reserves	12	19,946	19,568
Accumulated losses	13	(15,398)	(1,138)

Total equity		46,571	40,216

The notes on pages 48 to 53 are an integral part of these company financial statements.
The financial statements were approved by the board of directors and authorised for issue on 25 June 2009. They were signed on its behalf by:

Neville Davis	David Horne
Non-executive Chairman	Chief Financial Officer

46 GoIndustry-DoveBid plc annual report and account 2008	www.go-dove.com

Company cash flow statement
For the year ended 31 December 2008

In thousands of pounds	2008	2007

Cash flows from operating activities
Loss before income tax	(14,260)	(633)
Adjustments for:
Share based payments	125	784
Net interest expense	(323)	3
Amortisation	3	—
Impairment of investments	14,912	—
Changes in working capital:
(Increase) in trade and other receivables	(7,587)	(3,465)
Increase in trade and other payables	64	505

Operating cash flows before interest and taxes	(7,066)	(2,806)

Interest paid	(267)	(261)
Interest received	590	258

Net cash used in operating activities	(6,743)	(2,809)

Cash flows from investing activities
Investment in subsidiary undertakings	(12,803)	(612)
Investment in associate	(68)	—
Purchases of intangible assets	—	(8)

Net cash used in investing activities	(12,871)	(620)

Cash flows from financing activities
Proceeds on issue of shares	17,461	6,577
Increase in bank loans and overdrafts	1,980	—

Net cash from financing activities	19,441	6,577

Net (decrease)/increase in cash and cash equivalents	(173)	3,148

Cash and cash equivalents at beginning of year	4,526	1,378

Cash and cash equivalents at end of year	4,353	4,526

The notes on pages 48 to 53 are an integral part of these company financial statements.

www.go-dove.com	GoIndustry-DoveBid plc annual report and account 2008 47

Notes to the company financial statements
For the year ended 31 December 2008
1. Summary of significant accounting policies
Basis of preparation
The company only financial statements contain the accounts of GoIndustry-DoveBid plc (formerly GoIndustry plc).
The company has elected to prepare its financial statements in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU as at 31 December 2008 (‘adopted IFRS’). The financial statements are presented under the historical cost convention.
The comparative financial information for the year ended 31 December 2007 was restated to reflect the long-term nature of intercompany balances receivable and to recognise own shares held in trust.
The accounting policies applied by the GoIndustry-DoveBid group are described in detail in note 2 to the consolidated accounts. The more important company accounting policies are summarised below.
Loss for the year
The company has taken advantage of section 230 of the Companies Act 1985 and consequently has not presented a profit and loss account for the company alone. The company made a loss of £14,260 thousand in the year (2007: £633 thousand loss). There was no other recognised income or expense in the year (2007: nil).
Intangible assets
Computer software and systems development
Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives (two to three years).
Investments
Investments in subsidiaries are recorded at cost less any provision for impairment losses.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the company financial statements at cost.
Trade payables
Trade payables are recognised at fair value.
Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.
Where any group company purchases the company’s equity share capital (treasury shares), the consideration paid, including any directly attributable incremental costs is deducted from equity attributable to the company’s equity holders until the shares are cancelled or reissued.
2. Financial risk management
The company’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a)	Foreign exchange risk

The company’s exposure to foreign exchange risk is limited as it does not engage in trading activity. The company does enter into transactions with overseas group undertakings, but these are denominated predominantly in sterling. Where balances with group undertakings denominated in foreign currency do exist these are long-standing and therefore changes in foreign exchange rates do not have any impact on cash-flows.

(b)	Interest rate risk

The borrowings of the company carry interest at Base Rate plus 2.5%. The convertible loan notes are at a fixed interest rate of 8% and therefore the company is not subject to interest rate risk on these.

48 GoIndustry-DoveBid plc annual report and account 2008	www.go-dove.com

Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the company that they are holding. The company is subject to credit risk on its bank deposits. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits.
The table below sets out the maturity profile of the company’s financial assets and liabilities:

	2008
	Effective	Recognised	Contractual	Total
	interest	asset/	interest	Contractual	6 months	6-12	1-5
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	years

Amounts due from subsidiary undertakings	—	15,986	—	15,986	15,986	—	—
Bank deposits	6%	4,353	—	4,353	3,662	—	691
Trade payables	—	(100)	—	(100)	(100)	—	—
Amounts payable to subsidiary undertakings	—	(220)	—	(220)	(220)	—	—
Accrued expenses	—	(207)	—	(207)	(207)	—	—
Borrowings	4%	(1,980)	—	(1,980)	(1,980)	—	—
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—
		14,842	(60)	14,782	14,091	—	691

	2007
	Effective	Recognised	Contractual	Total
	interest	asset/	interest	Contractual	6 months	6-12	1-5
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	years

Amounts due from subsidiary undertakings	—	8,363	—	8,363	8,363	—	—
Bank deposits	5%	4,526	—	4,526	4,022	—	504
Trade payables	—	(9)	—	(9)	(9)	—	—
Amounts payable to subsidiary undertakings	—	(258)	—	(258)	(258)	—	—
Accrued expenses	—	(203)	—	(203)	(203)	—	—
Convertible loan notes	8%	(2,990)	(319)	(3,309)	(120)	(120)	(3,069)
		9,429	(319)	9,110	11,795	(120)	(2,565)

www.go-dove.com	GoIndustry-DoveBid plc annual report and account 2008 49

Notes to the company financial statements continued
For the year ended 31 December 2008
3. Intangible assets

Software and
systems
In thousands of pounds	development

Cost:
At 1 January 2007	—
Additions	10

At 1 January 2008	10
Additions	—

At 31 December 2008	10

Accumulated depreciation:
At 1 January 2007	—
Charge for the year	2

At 1 January 2008	2
Charge for the year	3

At 31 December 2008	5

Net book value:
At 31 December 2008	5

At 1 January 2008	8
At 1 January 2007	—

4. Investments in subsidiaries

In thousands of pounds

At 1 January 2007	27,835

Capital contribution to subsidiary company	612
Capitalisation of loan to subsidiary company	2,284

At 1 January 2008	30,731
Acquisition of DoveBid, Inc.	15,511
Impairment of investments	(14,912)
Capital contribution to subsidiary undertaking	321

At 31 December 2008	31,651

Further details of the investments held by the company are contained in note 29 to the consolidated accounts.
5. Investment in associate

In thousands of pounds	2008	2007

Investment in ZetaBid associate	68	—

50 GoIndustry-DoveBid plc annual report and account 2008	www.go-dove.com

6. Trade and other receivables

Non-current
In thousands of pounds	2008	2007
		(restated)

Amounts due from subsidiary undertakings	15,986	8,363

Current
In thousands of pounds	2008	2007

Prepayments	30	66
Amounts due from subsidiary undertakings are denominated in pounds sterling and are aged greater than three months.
7. Cash and cash equivalents

In thousands of pounds	2008	2007

Own cash on hand and at bank	—	2,263
Short-term bank deposits	4,353	2,263

	4,353	4,526

8. Trade and other payables

In thousands of pounds	2008	2007

Trade payables	100	9
Amounts payable to subsidiary undertakings	220	258
Social security and other taxes	25	18
Accrued expenses	207	203

	552	488

9. Borrowings

In thousands of pounds	2008	2007

Current
Bank loans and overdrafts	1,980	—
Convertible loan notes	2,990	—

	4,970	—

Non-current
Convertible loan notes	—	2,990

The bank loans and overdrafts are denominated in sterling, bear floating interest at 2.5% above Base Rate and are secured by a guarantee over the assets of the company.
The convertible loan notes are denominated in sterling, mature on 9 May 2009 and bear interest at 8% per annum, payable quarterly in arrears. The notes are convertible at any time into 5p Ordinary shares at a price of 21p per share. As disclosed in note 30 of the consolidated financial statements, subsequent to the balance sheet date the convertible loan notes were redeemed and replaced with £5,000 thousand of new 2011 convertible loan notes.
Certain bank loans and overdrafts of GoIndustry USA Inc. are secured by a guarantee provided by the company as detailed in note 22 to the consolidated financial statements.

www.go-dove.com	GoIndustry-DoveBid plc annual report and account 2008 51

Notes to the company financial statements continued
For the year ended 31 December 2008
10. Share capital and premium
The movement in issued share capital is set out below:

	Number of
	shares	Ordinary	Share
In thousands of pounds	Thousands	shares	premium

At 1 January 2007	199,133	9,957	4,962

Placing of 5p ordinary shares
Proceeds from shares issued	40,000	2,000	4,800
Less: cost of placing			(239)

Issue of 5p Ordinary shares to satisfy deferred consideration payable	25,760	1,288	44

Share options exercised	105	5	11

At 1 January 2008	264,998	13,250	9,578

Issue of share capital to finance the acquisition of DoveBid Inc.

Proceeds from shares issued	185,000	9,250	9,250
Less: cost of share issue			(1,039)
Shares issued as consideration for the acquisition of DoveBid, Inc.	21,660	1,083	1,083

At 31 December 2008	471,658	23,583	18,872

The authorised share capital is set out in the table below.

In thousands of pounds	2008	2007

Authorised ordinary shares of 5p each 700,000 thousand (2007: 330,000 thousand)	35,000	16,500

Deferred share consideration for the acquisition of DoveBid, Inc. is as set out below:

Equity ordinary shares to be issued of 5p each 5,420 thousand (2007: Nil)	542	—

As disclosed in note 15 to the consolidated financial statements, subsequent to the balance sheet date the company sub-divided its issued share capital into one new 1p ordinary share and one effectively worthless 4p redeemable deferred share.
Details of share based payments are contained in note 24 to the consolidated financial statements.
11. Own shares held in trust

In thousands of pounds

At 1 January 2007 (restated)	(1,045)

Issue of 5p ordinary shares to satisfy future share based payment obligation	(66)
Equity settled share based payments	69

At 1 January 2008	(1,042)

Equity settled share based payments	68

At 31 December 2008	(974)

6,493 thousand (2007: 6,949 thousand) 5p ordinary shares of GoIndustry plc are held in trust.

52 GoIndustry-DoveBid plc annual report and account 2008	www.go-dove.com

12. Other reserves

	Acquisition	Share options
In thousands of pounds	reserve	reserve	Total

At 1 January 2007 (restated)	18,624	160	18,784

Share based payments	—	784	784

At 31 December 2007	18,624	944	19,568

Share based payments	—	57	57
Capital contribution to subsidiary undertaking	—	321	321

At 31 December 2008	18,624	1,322	19,946

13. Accumulated losses

In thousands of pounds

At 1 January 2007	(505)

Loss for the year	(633)

At 1 January 2008	(1,138)

Loss for the year	(14,260)

At 31 December 2008	(15,398)

14. Related party transactions
During the year the company has entered into transactions with subsidiary companies of the GoIndustry-DoveBid group of £7,660 thousand (2006: £805 thousand). Balances with these companies at 31 December 2008 and 2007 are detailed in notes 6 and 8.
Transactions with key management are detailed in note 10 to the consolidated accounts.
15. Events after the balance sheet date
On 2 January 2009, the shareholders approved a capital reorganisation whereby each existing 5p ordinary share was sub-divided into one new ordinary share of 1p and one effectively worthless redeemable deferred share of 4p. Each unissued share of 5p was sub-divided into 5 new ordinary shares of 1p. The new ordinary shares retain all the rights attached to the existing ordinary shares in respect of dividends and votes and will rank ahead of the redeemable deferred shares on a winding up, such that the redeemable deferred shares will only rank for repayment of their nominal value once all sums due on the ordinary shares have been paid and £1 million (plus the amount paid up thereon) has been paid in respect of each ordinary share.
During January 2009, the company issued new 2011 convertible loan notes with a principal amount of £5,000 thousand, generating £4,805 thousand of net proceeds and redeemed the 2009 convertible loan notes of £2,990 thousand. The 2011 convertible loan notes bear interest at 12% per annum and are repayable on 31 December 2011. The company may redeem the 2011 convertible loan notes at par at any time after 31 December 2010 or prior to that date subject to certain premium payments being made. The 2011 convertible loan notes may be converted into 1p ordinary shares of the company at any time at a conversion price of 3.62p per share.

www.go-dove.com	GoIndustry-DoveBid plc annual report and account 2008 53